UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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Gamestop Corp.
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2019	Notice of Annual Meeting of Stockholders and Proxy Statement

Notice of Annual Meeting of Stockholders

Dear Stockholder:
We invite you to attend our Annual Meeting of Stockholders on Tuesday, June 25, 2019 at 1:00 p.m., Central Daylight Time, at the Hilton Southlake Town Square located at 1400 Plaza Place, Southlake, Texas, 76092. At the annual meeting, you will be asked to:

(1)	Elect 11 directors, each to serve as a member of our Board of Directors until the next annual meeting of stockholders and until such director's successor is elected and qualified;

(2)	Provide an advisory, non-binding vote on the compensation of our named executive officers;

(3)	Approve the GameStop Corp. 2019 Incentive Plan;

(4)	Ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2020; and

(5)	Transact such other business as may properly come before the annual meeting and at any adjournment or postponement of the annual meeting.
Our Proxy Statement provides information that you should consider when you vote your shares.
You are entitled to vote at the annual meeting or at any adjournment or postponement thereof if you were a holder of record of our Class A Common Stock at the close of business on May 3, 2019.
Your vote is important to us. Whether or not you plan to attend the annual meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the annual meeting does not deprive you of your right to attend the annual meeting. If you attend the annual meeting, you may vote your shares in person, even if you have previously submitted a proxy via the Internet, by telephone or in writing. Our Proxy Statement includes additional instructions on voting procedures for stockholders whose shares are held by a brokerage firm or other custodian.
Thank you for your continued interest in GameStop Corp.

Sincerely,

Daniel A. DeMatteo
Executive Chairman

May 14, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2019:
This Proxy Statement, form of proxy and 2018 Annual Report are available at http://investor.gamestop.com. Except as otherwise stated, information on our website is not a part of this Proxy Statement.
This year we are again providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. On or about May 14, 2019, we mailed to stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this Proxy Statement, a form of proxy and our 2018 Annual Report. This Proxy Statement and the form of proxy are first being distributed and made available to stockholders on or about May 14, 2019.

If you are receiving paper copies of future annual reports and proxy statements in the mail, you may elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you and will conserve natural resources. With electronic delivery, we will notify you by e-mail as soon as the Annual Report and Proxy Statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a stockholder of record, you may enroll in the electronic delivery service at the time you vote by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.proxypush.com/gme, selecting the “Request Materials” option, and following the enrollment instructions.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider. We encourage you to read the entire proxy statement prior to voting.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time:
Tuesday, June 25, 2019
1:00 p.m., Central Daylight Time
Location:
Hilton Southlake Town Square
1400 Plaza Place, Southlake, Texas, 76092
Record Date:
May 3, 2019
AGENDA AND VOTING RECOMMENDATIONS

Business Items		Board Voting Recommendation	Page Reference
1.	Election of Directors	FOR Each Director Nominee	9
2.	Advisory Vote on Executive Compensation	FOR	24
3.	Approve the GameStop Corp. 2019 Incentive Plan	FOR	46
4.	Ratification of Appointment of Independent Registered Accounting Firm	FOR	52
How to Cast Your Vote

:	www.proxypush.com/gme	*	Sign, date and return your proxy card or voting instruction form.

)	(855) 847-1311		In person—You may vote your shares in person at the annual meeting.
CORPORATE GOVERNANCE
Highlights of the Company's corporate governance guidelines and related elements include the following:

●	Size of Board: 11 Directors (1)	●	Board Meetings Held in Fiscal 2018: 23
●	Number of Independent Directors: 9	●	Board Responsible for Risk Oversight
●	Directors are Elected Annually	●	Code of Conduct for Directors, Officers and Employees
●	Board Contains a Lead Independent Director	●	Equity Ownership Requirements for Directors and Officers
●	Regular Executive Sessions with Independent Directors	●	Anti-Hedging Policy
●	Separate Chairman and CEO	●	Executive Compensation Tied to Performance Measures
●	Average Age of Directors: 61	●	Claw-back Policy
●	Mandatory Retirement Age: 75	●	Proxy Access Provisions in our Bylaws
_____________________________________

(1)	Reflects the number of nominees for director at the 2019 annual meeting.

2019 Proxy Statement | 1

Nominees for Election as Director
The Board has nominated the 11 director nominees listed in the table below for election at the 2019 annual meeting. Each of the director nominees (other than Mr. Sherman, Ms. Dunn, Mr. Fernandez and Ms. Teffner) was elected at the 2018 annual meeting of stockholders to serve as director until the 2019 annual meeting and until such director nominee's successor is elected and qualified. Mr. Sherman and Ms. Teffner were appointed to the Board effective April 15, 2019 and August 13, 2018, respectively. Ms. Dunn and Mr. Fernandez were appointed to the Board effective April 22, 2019.

Name	Age	Director Since (1)	Occupation	Independent	Committee Memberships
Daniel A. DeMatteo	71	2002	Executive Chairman, GameStop Corp.
George E. Sherman	57	2019	Chief Executive Officer, GameStop Corp.
Jerome L. Davis	64	2005	Executive Vice President & Chief Revenue Officer, Metropolitan Washington Airports Authority	✓	Nominating & Corporate Governance
Lizabeth Dunn	45	2019	Chief Executive Officer, Pro4ma Inc.	✓	Nominating & Corporate Governance, Compensation
Raul J. Fernandez	52	2019	Vice Chairman, Monumental Sports & Entertainment	✓	Audit
Thomas N. Kelly Jr.	72	2012	Former Chief Operating Officer, Nextel Corporation	✓	Compensation
Steven R. Koonin	61	2007	Chief Executive Officer, The Atlanta Hawks	✓	Nominating & Corporate Governance
Gerald R. Szczepanski	70	2002	Former Chairman, Gadzooks, Inc.	✓	Audit, Compensation
Carrie W. Teffner	52	2018	Former Executive Vice President and Chief Financial Officer, Crocs, Inc.	✓	Audit
Kathy P. Vrabeck	55	2012	Senior Client Partner, Consumer Markets, Korn Ferry International	✓	Audit, Compensation
Lawrence S. Zilavy	68	2005	LR Enterprises Management, LLC	✓	Audit, Nominating & Corporate Governance
_______________________________
(1) Includes predecessor companies
FISCAL 2018 BUSINESS HIGHLIGHTS
Business highlights for fiscal 2018 include:

●	Total global sales from continuing operations decreased 3.1% to $8.3 billion, while consolidated comparable store sales decreased 0.3%;
●	Accessories sales increased 22.0% on the strength of controller and headset sales;
●	Collectible sales increased 11.2% to $707.5 million due to continued growth in both domestic and international stores;
●	Pre-owned sales declined 13.2%, reflecting declines in hardware and software;
●	Sold our Spring Mobile business for cash proceeds of $727.9 million, net of transaction costs and preliminary adjustments; and
●	Paid quarterly dividends of $0.38 per share, which remained unchanged from fiscal 2017.

2 | 2019 Proxy Statement

EXECUTIVE COMPENSATION
Our executive compensation program is based on the following principles:

●	Competitive compensation opportunities to attract and retain individuals whose skills are critical to our long-term success;
●	Reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value;
●	Meaningful portion of total compensation in the form of long-term equity compensation to align interests of our named executive officers with those of our stockholders;
●	Total compensation designed to be consistent with the level of our operational performance over time and the level of returns provided to stockholders; and
●	Meaningful portion of each of our named executive officers' total compensation opportunities to be tied to performance measures.
Compensation Pay Mix
A significant portion of the compensation program for the named executive officers is performance-based, with payouts linked to the attainment of certain defined performance measures. For our CEO, George E. Sherman, who was appointed effective April 15, 2019, 54% of his total targeted compensation is tied to performance measures. For our other currently-employed NEOs, 48%, on average, of total targeted compensation for fiscal 2018 was tied to performance measures. The charts below summarize the mix of pay elements for Mr. Sherman, based on target compensation for fiscal 2019, and all other NEOs, based on target compensation for fiscal 2018:

2019 Proxy Statement | 3

GAMESTOP CORP. 2019 INCENTIVE PLAN
The Compensation Committee approved, subject to the approval of the Company’s stockholders at the 2019 annual meeting, the GameStop Corp. 2019 Incentive Plan (the “2019 Plan”). The 2019 Plan, if approved by stockholders, will replace the GameStop Corp. 2011 Incentive Plan (the “2011 Plan”).
Key features of GameStop Corp. 2019 Incentive Plan are as follows:

●	Shares Requested. Authorization of 6,500,000 shares of GameStop Corp. common stock
●	No Liberal Share Recycling. The 2019 Plan does not provide for the recycling of shares withheld for taxes.
●
Minimum Vesting Requirements. The 2019 Plan requires that any stock-based awards which are: (i) performance based shall have a minimum vesting period of one year or (ii) tenured (time-based) shall have a minimum vesting period of three years, subject to certain exceptions.

●	No Dividends Paid Currently on Unvested Awards. Dividends or dividend equivalents payable with respect to 2019 Plan awards will be subject to the same vesting terms as the related award.
●	No Option or SAR Repricing. The 2019 Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval.
●	No Automatic Acceleration Upon a Change in Control. The 2019 Plan reflects the Company’s current practice not to provide for automatic equity award vesting upon a change in control.
INDEPENDENT AUDITORS
As a matter of good corporate governance, we are submitting our selection of Deloitte & Touche LLP ("Deloitte") to audit the financial statements of the Company for fiscal 2019 for ratification by the stockholders. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment. Deloitte has served as our independent registered public accounting firm since 2013.
The following table sets forth information regarding fees for professional services rendered by Deloitte in fiscal 2018 and 2017:

	Fiscal Year
	2018	2017
Audit Fees	$5,184,000	$4,258,000
Audit-Related Fees	54,000	20,000
Tax Fees	574,000	572,000
All Other Fees	73,000	—
Total	$5,885,000	$4,850,000

4 | 2019 Proxy Statement

Information About The Annual Meeting and Voting

1. What am I Voting on?

Our Board of Directors ("Board") of GameStop Corp. ("GameStop," the "Company," "we," "us," or "our") is soliciting your vote for the following:

Business Items		Board Voting Recommendation	Page Reference
1.	To elect the 11 nominees identified in this Proxy Statement to serve as directors on the Board	FOR Each Director Nominee	9
2.	To approve, on an advisory, non-binding basis, our executive compensation	FOR	24
3.	To approve the GameStop Corp. 2019 Incentive Plan	FOR	46
4.	To ratify our Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2020	FOR	52
The Board knows of no other business that will be presented for consideration at the annual meeting. If any other matter should be properly presented at the annual meeting or any adjournment or postponement of the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their best judgment on such matter.

2. Who Is Entitled to Vote?
Holders of record of shares of common stock as of the close of business on May 3, 2019 are entitled to notice of and to vote at the annual meeting. Shares of common stock can be voted only if the stockholder is present in person or is represented by proxy at the annual meeting. As of the record date, 102,268,940 shares of common stock were issued, outstanding and entitled to vote.

3. How Do I Vote?
Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares of common stock at the annual meeting:

•
Voting by Internet. You may vote your shares through the Internet by signing on to the website www.proxypush.com/gme and following the procedures described therein. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

•
Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR the election of the director nominees identified in this Proxy Statement; (2) FOR the approval of the compensation of our Named Executive Officers (as defined in Proposal 2); (3) FOR the approval of the GameStop Corp. 2019 Incentive Plan; and (4) FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2020.

•
Voting by Telephone. You may vote your shares by telephone by calling toll-free 1-855-847-1311. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•
In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the annual meeting in person, we recommend that you submit your proxy card by mail or voting instructions via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting.

2019 Proxy Statement | 5

Beneficial Owners. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian) you may vote the shares in person at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Alternatively, you may have your shares voted at the annual meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting via the Internet, by telephone, and mail, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.” Under rules of the New York Stock Exchange ("NYSE"), your broker or other custodian does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1, 2 and 3, and, accordingly, may not vote uninstructed shares in the votes on such Proposals. However, your broker or other custodian has discretion to vote your shares on Proposal 4 (Ratification of the Appointment of our Independent Registered Public Accounting Firm). See below “What is a Broker Non-Vote?”

4. How May You Revoke or Change Your Vote?
You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy via the Internet, over the telephone or by mail.

•	Sending a written notice, including by fax, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the annual meeting to:
GameStop Corp
625 Westport Parkway
Grapevine, Texas 76051
Attention: Secretary

•
Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You may also vote your shares at the annual meeting, if you choose to do so.

5. What Constitutes a Quorum?
A quorum of common stockholders is required to hold a valid annual meeting of stockholders. Unless a quorum is present at the annual meeting, no action may be taken at the annual meeting except the adjournment thereof to a later time. The holders of a majority of the outstanding shares of common stock entitled to vote at the meeting must be present in person or by proxy to constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the annual meeting. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those uninstructed shares, constituting “broker non-votes,” will be considered as present for determining a quorum, but will not be voted with respect to that matter.

6. What Is a Broker Non-Vote?
A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

7. What Vote Is Required to Approve Each Proposal?
Voting Rights Generally. Each share of common stock is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders have no cumulative voting rights. Although the advisory vote on Proposal 2 is non-binding, as provided by law, the Compensation Committee of the Board and the Board will review the results of the vote and, consistent with our record of stockholder engagement, will consider the results of the vote when making future compensation decisions.
Election of Directors. Our Bylaws provide that, in an uncontested election, a nominee for director is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections, and directors are elected by a plurality of the votes cast in a contested election.
The majority voting standard will apply to the election of directors at the 2019 annual meeting. Accordingly, a nominee for election to the Board will be elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be treated as votes cast in the election of a director and will therefore have no effect on the result of such vote.
The Board has also adopted a resignation policy which is included in our Bylaws, under which a director nominated for re-election who fails to receive the required majority of votes cast for re-election will be required to tender his or her resignation to the Board. Within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee of the Board will be required to recommend to the Board whether the Board should accept the resignation, and the Board will be required to act on the recommendation,

6 | 2019 Proxy Statement

taking into account any factors it considers relevant, and publicly disclose its decision and the rationale behind it. The director whose resignation is under consideration will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board regarding his or her resignation.
Advisory Vote on Executive Compensation. Approval on an advisory, non-binding basis of the compensation of our Named Executive Officers requires the affirmative vote of a majority of all votes cast on this Proposal. Abstentions and broker non-votes will therefore have no effect on the result of such vote. As an advisory vote, the proposal to approve the compensation of our Named Executive Officers is not binding upon us. However, the Compensation Committee of the Board, which is responsible for designing and administering our executive compensation programs, and the Board, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions.
Approval of the GameStop 2019 Incentive Plan. Approval of our 2019 Incentive Plan requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on this Proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on this Proposal, your shares will not be voted on this Proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” this Proposal, but will be counted as present and entitled to vote on this Proposal. Accordingly, an abstention will have the effect of a vote against this Proposal. Broker non-votes are not counted in determining the number of shares voted for or against this Proposal and will not be counted as present and entitled to vote on this Proposal.
Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending February 1, 2020 requires the affirmative vote of a majority of all votes cast on this Proposal. Abstentions will therefore have no effect on the result of such vote. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment.

8. Who Counts the Votes?
We have engaged Computershare, our transfer agent, as our inspector of elections to receive and tabulate votes. Computershare will separately tabulate “for” and “against” votes, abstentions and broker non-votes. Computershare will also certify the results and determine the existence of a quorum and the validity of proxies and ballots.

9. Who Pays the Cost of Solicitation of Proxies?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

10. What Does it Mean if I Receive More Than One Proxy Card?
Some of your shares may be registered differently or held in more than one account. You should vote each of your accounts via the Internet, by telephone or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact our transfer agent, Computershare, at P.O. Box 30170, College Station, TX 77842-3170; or by calling Computershare at 1-800-522-6645 (outside the United States, phone 1-201-680-6578) and providing such information. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a stockholder.

11. What if I Receive Only One Set of Proxy Materials Although There Are Multiple Stockholders at My Address?
If you and other residents at your mailing address own shares of common stock you may have received a notice that your household will receive only one Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials. If you hold shares of common stock in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian. This practice of sending only one copy of proxy materials is known as “householding.” The reason we do this is to attempt to conserve natural resources. If you did not respond to a timely notice that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, one copy of our Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials has been sent to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Computershare at P.O. Box 30170, College Station, TX 77842-3170; or by calling Computershare at 1-800-522-6645 (outside the United States, phone 1-201-680-6578) and providing such information.

2019 Proxy Statement | 7

The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, our Annual Report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your written request to GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, Attention: Mike Loftus, Vice President, Global Controller and Investor Relations or by calling at (817) 424-2000. If you are receiving multiple copies of our Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials, you can request householding by contacting Investor Relations in the same manner.

12. How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?
Stockholder proposals may be submitted for inclusion in the proxy statement for our 2020 annual meeting of stockholders in accordance with Rule 14a-8 of the Securities and Exchange Commission (“SEC”). See “Other Matters—Proposals Pursuant to Rule 14a-8” later in this proxy statement. In addition, eligible stockholders are entitled to nominate and include in our proxy statement for our 2020 annual meeting Director nominees, subject to limitations and requirements in our Bylaws. See “Other Matters—Proxy Access Director Nominees” later in this proxy statement. Any stockholder who wishes to propose any business at the 2020 annual meeting other than for inclusion in our proxy statement pursuant to Rule 14a-8 or pursuant to the proxy access provisions in our Bylaws must provide timely notice and satisfy the other requirements for stockholders proposals in our Bylaws. See “Other Matters—Other Proposals and Nominees” later in this proxy statement. Proposals should be sent via registered, certified, or express mail to: Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

13. What is Included in the Proxy Materials?
We have furnished our 2018 Annual Report with this Proxy Statement. The 2018 Annual Report includes our audited financial statements for our fiscal year ended February 2, 2019 ("fiscal 2018"), along with other financial information about us. Our 2018 Annual Report is not part of the proxy solicitation materials.
You can obtain, free of charge, a copy of our Form 10-K, which includes our audited financial statements, by:

•	accessing our website at http://investor.gamestop.com and clicking on the “Investor Relations” link then the “Financial Information” link;

•	writing to Mike Loftus, Vice President, Global Controller and Investor Relations, at 625 Westport Parkway, Grapevine, Texas 76051; or

•	calling at: (817) 424-2000.
You can also obtain a copy of our Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

14. How Can I Access the Proxy Materials Electronically?
Your notice of the Internet availability of the proxy materials, proxy or voting instruction card will contain instructions on how to:

•	view our proxy materials for the annual meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on our website at http://investor.gamestop.com and clicking on the “Investor Relations” link then the “Shareholder Info” link. Our proxy materials will be available during the voting period on www.proxypush.com/gme.
Your notice of Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

8 | 2019 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
The Company
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game and consumer electronics retailer. GameStop operates over 5,800 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products.

Composition of the Board; Cooperation Agreement
The Board currently consists of 12 directors. Each current director is standing for reelection except for Mr. Kim, who will be retiring at the 2019 annual meeting of stockholders. Each current director (other than Mr. Sherman, Ms. Dunn, Mr. Fernandez and Ms. Teffner) was elected at the 2018 annual meeting of stockholders to serve as a director until the 2019 annual meeting and until such director nominee's successor is elected and qualified. Mr. Sherman and Ms. Teffner were appointed to the Board effective April 15, 2019 and August 13, 2018, respectively. On April 19, 2019, the Board appointed Ms. Dunn and Mr. Fernandez to serve as directors of the Company effective April 22, 2019.
On April 1, 2019, the Company announced its entry into a cooperation agreement dated as of March 29, 2019 (the “Cooperation Agreement”) with Permit Capital Enterprise Fund, L.P., Permit Capital, LLC, Permit Capital GP, L.P. and John C. Broderick (together, “Permit Enterprise”) and Hestia Capital Partners LP, Hestia Capital Management, LLC and Kurtis J. Wolf (together “Hestia Capital” and Hestia Capital and Permit Enterprise, together, the “Investor Group”). In the Cooperation Agreement, Permit Enterprise represented to the Company that it beneficially owned, as of the date of the Cooperation Agreement, 1,107,925 shares of common stock and Hestia Capital represented to the Company that it beneficially owned, as of the date of the Cooperation Agreement, 206,900 shares of common stock.
Pursuant to the Cooperation Agreement, the Company agreed to appoint a new independent director (the “Investor Nominee”) from among a group of candidates identified by the Investor Group to the Board within 30 days of the date of the Cooperation Agreement, and Ms. Dunn is the Investor Nominee. Upon her appointment to the Board, Ms. Dunn joined the Nominating and Corporate Governance Committee and the Compensation Committee of the Board in accordance with the Cooperation Agreement. In the Cooperation Agreement, the Company also agreed to nominate an additional independent director (the “Company Nominee”), and Mr. Fernandez is the Company Nominee. Upon his appointment to the Board, Mr. Fernandez joined the Audit Committee. In the Cooperation Agreement, the Company agreed to nominate each of the Investor Nominee and Company Nominee for election as a director of the Company at the 2019 Annual Meeting. The Cooperation Agreement further provides that in the event the Investor Nominee (Ms. Dunn) resigns as a director or otherwise refuses to or is unable to serve for any reason as a director at any time, for so long as each of Permit Enterprise and Hestia Capital beneficially owns, and has continuously been since March 29, 2019 the beneficial owner of, at least 80% of the shares of common stock that each such group member beneficially owned as of March 29, 2019, the Investor Group will have the right to submit the name of a replacement director to the Board for its approval (such approval not to be unreasonably withheld, delayed or conditioned) in accordance with the Board’s internal procedures and the Company’s charter documents and immediately following such approval, the Board shall appoint such replacement director to the Board; provided, that if any proposed replacement director is not so approved by the Board, then the Investor Group will have the right to submit additional names of proposed replacement directors to the Board for its reasonable approval in accordance with the Board’s internal procedures and the Company’s charter documents until the Board so approves a replacement director; provided, further, that any such proposed replacement director will (i) be independent of each member of the Investor Group, (ii) be considered an independent director of the Company under the listing rules of New York Stock Exchange, (iii) have a comparable amount of business experience as the Investor Nominee being replaced and (iv) be in equally good standing in all material respects as the Investor Nominee being replaced.
The Board has established a director retirement age of 75, unless the Executive Chairman grants a waiver as permitted under the retirement policy. Currently, none of our directors is of retirement age. Background information and qualifications with respect to our Board and nominees for election as directors appear below. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for information regarding such persons’ holdings of equity securities of the Company.

2019 Proxy Statement | 9

The following table sets forth the names and ages of our current directors, the year they first became a director, the positions they hold with the Company, and the standing committees of the Board on which they serve as of May 3, 2019:

Name	Age	Director Since*	Position with the Company	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Daniel A. DeMatteo	71	2002	Executive Chairman
George E. Sherman	57	2019	Chief Executive Officer
Jerome L. Davis	64	2005	Director			x **
Raul J. Fernandez	52	2019	Director	x
Lizabeth Dunn	45	2019	Director		x	x
Thomas N. Kelly Jr.	72	2012	Director		x
Shane S. Kim	56	2011	Director
Steven R. Koonin	61	2007	Director			x
Gerald R. Szczepanski	70	2002	Director	x	x **
Carrie W. Teffner	52	2018	Director	x **
Kathy P. Vrabeck	55	2012	Director	x	x
Lawrence S. Zilavy	68	2005	Director (1)	x		x
__________________________________________

*	Includes predecessor companies

**	Committee Chair

(1)	Lead Independent Director
Director Qualifications
Our business is managed under the direction of our Board of Directors. Our corporate governance policies include Board membership qualifications and we strive to have a Board with a mix of skills and experiences that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company. The following matrix presents qualifications and experiences the Board considered to recommend each director nominee for election:

Qualifications and Experience	Dan A. DeMatteo	George E. Sherman	Jerome L. Davis	Lizabeth Dunn	Raul J. Fernandez	Thomas N. Kelly Jr.	Steven R. Koonin	Gerald R. Szczepanski	Carrie W. Teffner	Kathy P. Vrabeck	Lawrence S. Zilavy
Business experience in a senior leadership position provides the perspective and practical understanding of leading a business organization	●	●	●	●	●	●	●	●	●	●	●
Finance/accounting experience gained from experience as a CEO, finance or accounting executive, or audit committee member is important because accurate financial reporting and effective internal controls are critical to our success
	●	●	●	●	●	●	●	●	●	●	●
International operations experience is useful in providing the insight and perspective necessary to maintain and grow our business outside of the U.S.	●	●	●			●	●		●	●	●
Marketing or brand management experience is valuable because of the strategic importance of consumer positioning and brand management in the specialty retail business	●	●	●	●	●	●	●	●		●
Other public company board experience provides directors with the insight and perspective that enhances the Board's effectiveness	●		●		●	●		●	●	●	●
Retail experience provides an understanding of strategic and operational issues facing specialty retail companies	●	●	●	●		●		●	●		●
Video game industry experience is important to our success as the world's largest omnichannel video game retailer	●				●					●

10 | 2019 Proxy Statement

Nominees for Election as Director
The following individuals are nominees for director at the 2019 annual meeting:

DANIEL A. DEMATTEO
	Director since 2002	Age 71
	Other Public Company Directorships:	• Barnes & Noble Education, Inc. (since 2015)
	GameStop Committees:	• None

Mr. DeMatteo is a director and Executive Chairman, a position he has held since June 2010. He served as our Chief Executive Officer from August 2008 to June 2010. He served as Vice Chairman and Chief Operating Officer from March 2005 to August 2008. Prior to March 2005, Mr. DeMatteo served as President and Chief Operating Officer of the Company or our predecessor companies since November 1996.
Director Qualifications: Mr. DeMatteo brings to the Board over 20 years of experience growing GameStop and its predecessor companies into the world’s largest omnichannel video game retailer and over 30 years of experience as an executive officer in the video game industry. As one of the founders of GameStop, Mr. DeMatteo has demonstrated a record of leadership, innovation and achievement. With his experience with the Company in the roles of Executive Chairman, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer, Mr. DeMatteo provides the Board a unique and valuable perspective on the Company’s operations, strategy and business, including his perspective on the formula for success that has brought the Company to its current industry-leading position. The Company also benefits from Mr. DeMatteo’s entrepreneurial spirit and his extensive network of contacts and relationships within the video game industry as we pursue new opportunities in our continued business transformation.

Executive Chairman, GameStop Corp.

George E. Sherman
	Director since 2019	Age 57
	Other Public Company Directorships:	• None
	GameStop Committees:	• None

Mr. Sherman is a director and is our Chief Executive Officer. Prior to his appointment as the Chief Executive Officer in April 2019, Mr. Sherman served since January 2017 as the Chief Executive Officer of Victra, one of the largest authorized retailers for Verizon Wireless in the U.S. with more than 1,140 Verizon branded retail stores in 46 states. Mr. Sherman, who has a long background in the retail industry, had previously served three years (April 2013 to December 2016) as president of Advance Auto Parts based out of its operations center in Raleigh, North Carolina and as interim CEO from January through April 2016. During his tenure, he helped merge and integrate Raleigh-based General Parts International following its acquisition in 2014. Mr. Sherman has also served in senior leadership roles at Best Buy and Home Depot.
Director Qualifications: Mr. Sherman brings to the Board more than 25 years of experience in the retail industry, having served in senior management positions overseeing merchandising, marketing, supply chain, store operations, e-commerce and business development.

Chief Executive Officer, GameStop Corp.

JEROME L. DAVIS
	Director since 2005	Age 64
	Other Public Company Directorships:	• Apogee Enterprises, Inc. (since 2004)
	GameStop Committees:	• Nominating and Corporate Governance Committee, Chair

Mr. Davis has served as the Executive Vice President and Chief Revenue Officer of the Metropolitan Washington Airports Authority in Washington, D.C., which manages and operates Ronald Reagan National and Dulles International Airports, since September 2014. He previously served as Corporate Vice President of Food and Retail for Waste Management, Inc., the leading provider of integrated environmental solutions in North America, from 2010 to 2012.  Mr. Davis was Global Vice President, Service Excellence for Electronic Data Systems, a business and technology services company, from 2003 to 2005.  From 2001 to 2003 at Electronic Data Systems he served as Chief Client Executive Officer and President, Americas for Business Process Management. From 1991 to 2001 he served as President of the Commercial Solutions Division of Maytag Corporation, and as Senior Vice President of Sales for Maytag’s Appliances Division, from 1998 to 1999. He also served in executive positions at Frito Lay and senior positions at Procter & Gamble.

Director Qualifications: Mr. Davis brings to the Board more than 35 years of experience in Fortune 500 growth oriented companies and extensive expertise and insight in multiple areas including executive leadership, strategy, sales and business development, marketing, information technology, business operations, international, commercial real estate development, consumer/retail consulting, investor relations, corporate governance, finance and enterprise risks, and public company board experience. In addition, his experience as a director of Apogee, including committee service, has given him insights and perspectives on finance, governance, human resources and compensation which benefit the Board.

Executive Vice President & Chief Revenue Officer, Metropolitan Washington Airports Authority

2019 Proxy Statement | 11

Lizabeth Dunn
	Director since 2019	Age 45
	Other Public Company Directorships:	• None
	GameStop Committees:	• Compensation Committee
• Nominating & Corporate Governance

Ms. Dunn is the Founder and CEO of Pro4ma Inc., an information technology services consulting firm that provides cloud-based data forecasting and predictive analytics tools to retailers. She also is the Founder and CEO of Talmage Advisers, a retail and branded consumer products consulting firm that provides a full range of services across brand strategy, pricing analysis, financial benchmarking and transactional due diligence. Prior to founding these firms, Ms. Dunn served in various senior consulting and financial analyst roles for leading financial firms and retail organizations, including Macquarie Group, FBR, Thomas Weisel, Prudential Equity Group, Bear Stearns, Gap Inc. and Liz Claiborne.
Director Qualifications: Ms. Dunn brings to the Board 20+ years experience in the retail industry, including experience as a top equity analyst in the retail sector for over a decade.

Chief Executive Officer, Pro4ma Inc.

Raul J. Fernandez
	Director since 2019	Age 52
	Other Public Company Directorships:	• Kate Spade & Co. (2000 - 2017)
	GameStop Committees:	• Audit Committee

Mr. Fernandez serves as Vice Chairman and Owner of Monumental Sports & Entertainment, a private partnership that co-owns the NBA’s Washington Wizards, the NHL’s 2018 Stanley Cup Champion Washington Capitals, the WNBA’s Washington Mystics, Team Liquid eSports and Wizards District Gaming NBA 2K, as well as co-owns and operates Capital One Arena in Washington, DC. He also serves as Special Advisor and Limited Partner to General Atlantic Partners, a growth equity firm. Mr. Fernandez previously served in several leadership roles at various technology companies, including as Chairman and CEO for ObjectVideo, a leading developer of intelligent video surveillance software. Mr. Fernandez served as a director for Kate Spade & Co. from 2000 through 2017.
Director Qualifications: Mr. Fernandez brings to the board valuable insight into the world of eSports through his role as Vice Chairman of Monumental Sports & Entertainment, which owns two professional eSports teams.

Vice Chairman, Monumental Sports & Entertainment

THOMAS N. KELLY JR.
	Director since 2012	Age 72
	Other Public Company Directorships:	• The Scotts Miracle-Gro Company (since 2006)
	GameStop Committees:	• Compensation Committee

Mr. Kelly is a director and a member of the Compensation Committee. He has served as a director since July 2012. Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corp., a global communications company ("Sprint Nextel"), from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint Nextel from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., a global communications company (“Nextel”), which became Sprint Nextel, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel from 1996 until February 2003. Mr. Kelly currently serves on the Board of The Scotts Miracle-Gro Company (“Scotts Miracle-Gro") where he has served as Lead Independent Director and currently serves as the Chairperson of the Innovation and Technology Committee, and a member of the Audit Committee and the Compensation and Organization Committee.
Director Qualifications: Mr. Kelly brings to the Board extensive board experience as well as more than 25 years of leadership in the communications and wireless industries. His broad business knowledge brings valuable insight in supporting our strategic initiatives.

Former Chief Operating Officer, Nextel Corporation

12 | 2019 Proxy Statement

STEVEN R. KOONIN
	Director since 2007	Age 61
	Other Public Company Directorships:	• None
	GameStop Committees:	• Nominating and Corporate Governance Committee

Mr. Koonin is a director and has served as a director since June 2007. Mr. Koonin is a member of the Nominating and Corporate Governance Committee. Mr. Koonin is the Chief Executive Officer of the National Basketball Association's Atlanta Hawks, a professional basketball team, a position he has held since April of 2014. He formerly served as the President of Turner Entertainment Networks, a media conglomerate, which includes Turner Network Television ("TNT"), Turner Broadcasting System ("TBS"), truTV and Turner Classic Movies ("Turner"). Mr. Koonin joined TBS in 2000 and was promoted to President of Turner in 2006. Mr. Koonin was responsible for the rebranding of TNT and TBS and for the development of some of the most successful programming in cable television history. He also led the rebrand of Court TV as truTV. Prior to joining Turner, Mr. Koonin spent 14 years with The Coca-Cola Company, a beverage company (“Coca-Cola”), including serving as Vice President of Consumer Marketing. In addition to leading the Atlanta Hawks organization, Mr. Koonin is extremely active in the Atlanta community. He serves as the Vice Chairman of the Georgia Aquarium, on the Executive Committee of the Metro Chamber of Commerce and as a board member of the Fox Theater.
Director Qualifications: Mr. Koonin brings to the Board 18 years of executive leadership experience with leading providers of media and live entertainment and nearly 15 years of experience with a globally-recognized consumer brand. Through his executive leadership experience at both Turner and Coca-Cola, he brings to the Board deep knowledge of the entertainment industry and content creation and delivery, as well as consumer branding strategy and tactics and insight into promoting growth strategies for consumer businesses.

Chief Executive Officer, The Atlanta Hawks

GERALD R. SZCZEPANSKI
	Director since 2002	Age 70
	Other Public Company Directorships:	• Rush Enterprises, Inc. (2008 - 2015)
	GameStop Committees:	• Compensation Committee, Chair
• Audit Committee

Mr. Szczepanski is a director and has served as a director for the Company and its predecessor companies since 2002. Mr. Szczepanski is Chair of the Compensation Committee. Mr. Szczepanski is currently retired. Mr. Szczepanski was the co-founder, and, from 1994 to 2005, the Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly-traded specialty retailer of casual clothing and accessories for teenagers. Mr. Szczepanski served on the board of directors of Rush Enterprises, Inc. a publicly-traded full-service, integrated retailer of commercial vehicles and related services.
Director Qualifications: Mr. Szczepanski brings to the Board over 35 years of experience in the retail business. He has extensive leadership experience as both a former chairman and chief executive officer of a public company in the specialty retail industry.

Former Chairman, Gadzooks, Inc.

CARRIE W. TEFFNER
	Director since 2018	Age 52
	Other Public Company Directorships:	• Ascena Retail Group, Inc. (since 2018)
	GameStop Committees:	• Audit Committee, Chair

Ms. Teffner is a director and chair of the Audit Committee. She has served as a director at GameStop since August 2018. Ms. Teffner served at Crocs, Inc. in the roles of Executive Vice President and Chief Financial Officer from December 2015 through August 2018, and as Executive Vice President, Finance and Strategic Projects from August 2018 through April 1, 2019. Before assuming her executive positions at Crocs, she served on the Crocs board of directors, which she joined in June 2015. Prior to joining Crocs, she served as Executive Vice President and Chief Financial Officer at PetSmart and, before that, at Weber-Stephen Products. Prior to those roles, she served as Senior Vice President and Chief Financial Officer of Timberland and spent 21 years in various leadership positions at Sara Lee Corporation. Ms. Teffner currently serves as the Interim Executive Chair of the board of directors at Ascena Retail Group, Inc.
Director Qualifications: Ms. Teffner brings to the Board more than 30 years of financial and operational leadership experience in the consumer goods and retail industries, which provides valuable insight in support of our strategies.

Interim Executive Chair, ascena retail group, inc.

2019 Proxy Statement | 13

KATHY P. VRABECK
	Director since 2012	Age 55
	Other Public Company Directorships:	• AVP, Inc. (2006 - 2008)
	GameStop Committees:	• Audit Committee
• Compensation Committee

Ms. Vrabeck is a director and a member of the Audit Committee and Compensation Committee. She has served as a director since June 2012. She is a Senior Client Partner in the Los Angeles office of Korn Ferry International, a global talent and organizational advisory firm, where she is a member of Korn Ferry's Digital Practice, working closely with consumer and technology clients. Prior to joining Korn Ferry in October 2015, she was a Partner at Heidrick & Struggles International, Inc., an executive search firm ("Heidrick & Struggles"), where she served as both Global Sector Leader of their Media, Entertainment and Digital practice and partner-in-charge of the Los Angeles office. Prior to joining Heidrick & Struggles in July 2011, Ms. Vrabeck was with Legendary Entertainment, a media company, from March 2009 to March 2011 where she served as President, Legendary Digital and was responsible for the creation, management and delivery of digital entertainment, with a focus on video games, across current and next-generation platforms. From May 2007 to November 2008, Ms. Vrabeck was with Electronic Arts, Inc., a developer, marketer, publisher and distributor of video games ("EA"), where she served as President, EA Casual Entertainment and led EA's efforts in the fastest growing segments of the video game market: mobile, online, social networking and global media sales. Prior to joining EA, Ms. Vrabeck was with Activision, Inc., a video game publisher ("Activision"), from August 1999 to April 2006 where she served as President, Activision Publishing, overseeing Activision's product development and global brand management and publishing operations. Earlier in her career, Ms. Vrabeck held various marketing, sales and finance positions with ConAgra, The Pillsbury Company, Quaker Oats and Eli Lilly and Company. Ms. Vrabeck currently serves on the DePauw University Board of Trustees.
Director Qualifications: Ms. Vrabeck brings to the Board over 10 years of experience in senior executive leadership positions with major game and film makers. Her digital entertainment knowledge, her knowledge of two of the Company's largest suppliers and her business experience bring valuable insight in supporting the advancement of our business and digital strategies.

Senior Client Partner, Consumer Markets, Korn Ferry International

LAWRENCE S. ZILAVY
	Director since 2005	Age 68
	Other Public Company Directorships:	• The Hain Celestial Group, Inc. (2002 - 2018)
• Barnes & Noble, Inc. (2006 - 2010)
	GameStop Committees:	• Audit Committee
• Nominating and Corporate Governance Committee

Mr. Zilavy is a director and a member of the Audit Committee and the Nominating and Corporate Governance Committee as well as our lead independent director. He has served as a director since October 2005. Since October 2009, Mr. Zilavy has been employed by a private family investment office. Mr. Zilavy was a Senior Vice President of Barnes & Noble College Booksellers, Inc., a college book retailer, from May 2006 to September 2009. He was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble, Inc., a bookseller and retailer of content, digital media and education products (“Barnes & Noble”), from May 2003 until November 2004 and was Chief Financial Officer of Barnes & Noble from June 2002 through April 2003. Prior to joining Barnes & Noble, Mr. Zilavy had a 25-year career in banking. Mr. Zilavy served on the Board of Directors of The Hain Celestial Group, Inc., a natural and organic food and personal care products company from 2002 to 2018. Mr. Zilavy also served as a director of Barnes & Noble from 2006 to 2010.
Director Qualifications: Mr. Zilavy brings to the Board significant senior executive-level experience in a large specialty retail company and experience on public company boards. This experience, together with Mr. Zilavy’s 25 years of experience as a banker, provides the Board strong financial, operating and governance expertise.

LR Enterprises Management, LLC

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

14 | 2019 Proxy Statement

Meetings and Committees of the Board
The Board met 23 times during fiscal 2018. Each incumbent director who served on the Board at any time during fiscal 2018 attended 75% or more of the aggregate of all of the meetings of the Board and the committees thereof on which they served (held during the period in fiscal 2018 that he or she served).
The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews:

•	The adequacy and integrity of the Company’s financial statements, financial reporting process and internal system of accounting controls;

•	The appointment, termination, compensation, retention and oversight of the independent registered public accountants;

•	The scope of the audit performed by the independent registered public accounting firm of the books and records of the Company;

•	The internal audit function and plan;

•	The Company’s compliance with legal and regulatory requirements;

•	The Company’s Code of Business Conduct and Ethics; and

•	With management and the independent auditor any related party transactions and approves such transactions, if any.
In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The Board has adopted a written charter setting out the functions of the Audit Committee (the “Audit Committee Charter”), a copy of which is available on the Company’s website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the Audit Committee Charter, the Audit Committee will continue to review and reassess the adequacy of the Audit Committee Charter annually and recommend any changes to the Board for approval.
The current members of the Audit Committee are Carrie W. Teffner (Chair), Lawrence S. Zilavy, Gerald R. Szczepanski, Kathy P. Vrabeck and Raul J. Fernandez, each of whom is an “independent” director under the listing standards of the NYSE. The Board has determined that Ms. Teffner and Mr. Zilavy have the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the SEC. The Audit Committee met 10 times during fiscal 2018. Ms. Teffner joined the Audit Committee on August 13, 2018, and Mr. Fernandez joined the Audit Committee on April 22, 2019.
Compensation Committee
The Compensation Committee is primarily responsible for:

•
Annually reviewing and approving corporate goals and objectives relevant to the Executive Chairman and the Chief Executive Officer compensation, evaluating the Executive Chairman’s and the Chief Executive Officer’s performance and, either as a committee or together with the other independent directors of the Company (as directed by the Board), determining and approving the Executive Chairman’s and Chief Executive Officer’s compensation level based on this evaluation;

•
Working together with the Executive Chairman and Chief Executive Officer, annually reviewing and approving, for the other Named Executive Officers and other executive officers, the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, employment agreements, severance arrangements, and change of control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefits;

•
Working together with the Executive Chairman and Chief Executive Officer, annually reviewing and making recommendations to the Board with respect to the compensation programs and policies applicable to the Company’s officers and directors, including incentive-compensation plans, equity-based plans and severance and retirement plans;

•	Engaging executive compensation advisers, if desired, to assist the Compensation Committee in conducting its duties;

•
Administering our equity-based incentive plans, including the GameStop Corp. Amended and Restated 2011 Incentive Plan (the “2011 Incentive Plan”) and our Fourth Amended and Restated 2001 Incentive Plan (the “2001 Incentive Plan”) and, if Proposal 3 is approved at the 2019 annual meeting, our 2019 Incentive Plan; and

•	Producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

2019 Proxy Statement | 15

The current members of the Compensation Committee are Gerald R. Szczepanski (Chair), Thomas N. Kelly Jr., Kathy P. Vrabeck and Lizabeth Dunn, each of whom meets the independence standards of the NYSE and the SEC. The Board has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met 6 times during fiscal 2018. Ms. Dunn joined the Compensation Committee on April 22, 2019.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is primarily responsible for:

•	Reviewing and recommending to the Board candidates for service on the Board and its committees, including the nomination of existing directors;

•	Periodically reviewing and making recommendations to the Board regarding the size and composition of the Board and its committees;

•	Annually reviewing the independence of the directors;

•	Overseeing the Company’s orientation process for newly elected directors and regularly assessing the adequacy of and need for additional director continuing education programs;

•	Overseeing the annual performance evaluation of the Board and its committees and management; and

•	Periodically reviewing and recommending changes to the Company’s Corporate Governance Guidelines.
The current members of the Nominating and Corporate Governance Committee are Jerome L. Davis (Chair), Steven R. Koonin, Lawrence S. Zilavy and Lizabeth Dunn, each of whom meets the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met 7 times during fiscal 2018. Ms. Dunn joined the Nominating and Corporate Governance Committee on April 22, 2019.
Minimum Qualifications
The Nominating and Governance Committee ensures that the Board possesses the right mix of skills and experiences to provide effective guidance and oversight to management as it executes the Company’s long-term strategy. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director are selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; diversity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Nominating and Corporate Governance Committee and the Board believe that Board membership should reflect diversity in its broadest sense, including diversity of skills, background, gender and ethnicity. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and its business segments, and (iii) the relative standing of the Company and its business segments in relation to their competitors.
Nominating Process
The Nominating and Corporate Governance Committee will consider recommendations for director candidates from a variety of sources (including incumbent directors, stockholders (in accordance with the procedures described below), Company management and third-party search firms). When nominating an incumbent director for re-election at an annual meeting, the Nominating and Corporate Governance Committee considers the director’s performance on the Board and its committees and the director’s qualifications in light of the Nominating and Corporate Governance Committee’s assessment of the Board’s needs. The Nominating and Corporate Governance Committee has not adopted any criteria for evaluating a candidate for nomination to the Board that differ depending on whether the candidate is nominated by a stockholder, an incumbent director, Company management, third-party search firm or other source.
Consideration of Stockholder-Nominated Directors
In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s Bylaws. See “Other Matters—Other Proposals and Nominees” later in this proxy statement. Also, in March 2017, our Board amended the Bylaws to include a proxy access provision. The proxy access bylaw allows a stockholder, or a group of up to 25 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 25% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article III of the Bylaws.

16 | 2019 Proxy Statement

The complete text of our Bylaws, as amended, is available on our website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. See “Other Matters—Proxy Access Director Nominees” elsewhere in this proxy statement.
As discussed above in this Proposal 1 under “Composition of Board; Cooperation Agreement,” our Board appointed each of Ms. Dunn and Mr. Fernandez as new independent directors of the Board effective April 22, 2019. In accordance with the Cooperation Agreement, the Company included Ms. Dunn and Mr. Fernandez as nominees to the Board for election at the 2019 annual meeting and has recommended, and will solicit proxies for, the election of Ms. Dunn and Mr. Fernandez at the 2019 annual meeting.
In addition, and subject to certain terms and conditions, if prior to the date that is 15 calendar days prior to the last day of the advance notice period for the submission by stockholders of director nominations for consideration at the 2020 annual meeting of the Company’s stockholders, Ms. Dunn resigns as a director or otherwise refuses to or is unable to serve for any reason as a director, then the Investor Group will have the right to submit the name of a replacement director to the Board for its approval (such approval not to be unreasonably withheld) in accordance with the Board’s internal procedures and the Company’s charter documents; provided, that if any proposed replacement director is not so approved by the Board, then the Investor Group will have the right to submit additional names of proposed replacement directors to the Board for its reasonable approval in accordance with the Board’s internal procedures and the Company’s charter documents until the Board so approves a replacement director.
Annual Board Evaluation Process
The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating and Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Director performance and contribution levels. The Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Director nominees to ensure the Board continues to operate effectively.

Each year our Directors complete governance questionnaires and self-assessments. These questionnaires and assessments, and feedback from discussions between members of the Nominating and Corporate Governance Committee and individual Directors, facilitate a candid assessment of: (i) the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board’s structure, composition and culture; and (iii) the mix of skills, qualifications and experiences of our Directors.

Corporate Governance
Codes of Ethics
The Company has adopted a Code of Ethics for Senior Financial and Executive Officers that is applicable to the Company’s Executive Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and any Executive Vice President of the Company or Vice President of the Company employed in a finance or accounting role. The Company also has adopted a Code of Standards, Ethics and Conduct applicable to all of the Company’s management-level employees and non-employee directors. The Code of Ethics for Senior Financial and Executive Officers and the Code of Standards, Ethics and Conduct are available on the Company’s website at http://investor.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, the Company intends to disclose any amendment (other than any technical, administrative or other non-substantive amendment) to either of the above Codes, or any waiver of any provision thereof with respect to certain specified officers listed above, on the Company’s website at http://investor.gamestop.com within four business days following such amendment or waiver.
Claw-back Policy
The Company has adopted a claw-back policy which requires the Board, when permitted by law, to require reimbursement of annual incentive payments or long-term incentive payments from a current or former executive officer of the Company where the payment was predicated upon achieving certain financial results or other operating metrics, and either (1) the Board determines in its good faith judgment that such financial results or other operating metrics were achieved in whole or part as a result of fraud or other misconduct on the part of such executive, or fraud or other misconduct of other employees of the Company of which such executive had knowledge, whether or not such conduct results in any restatement of Company financial statements filed with the SEC, or (2) such financial results or other operating metrics were the subject of a restatement of Company financial statements filed with the SEC, and a lower payment would have been made to the executive officer based upon the restated financial results. The Company will, to the fullest extent possible under applicable law, seek to recover from the individual executive officer, in the case of (1), the full amount of the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to such financial results), and in the case of (2), the amount by which the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to the restatement of financial results) exceeded the lower payment that would have been made based on the restated financial results.

2019 Proxy Statement | 17

Equity Ownership Policy
The Board believes that it is important for each executive officer and non-employee director of the Company to have a financial stake in the Company to help align the executive officer’s and non-employee director’s interests with those of the Company’s stockholders. To that end, the Company has an equity ownership policy requiring that each executive officer and non-employee director of the Company maintain ownership of common stock with a value of at least the following:

Executive Officer or Non-employee Director	Fiscal 2018 Stock Ownership Guidelines
Executive Chairman	5 times base salary
Chief Executive Officer	5 times base salary
Chief Operating Officer or Executive Vice President	3 times base salary
Non-employee Director	$275,000
New executive officers or non-employee directors of the Company will be given a period of five (5) years to attain full compliance with these requirements. These requirements will be reduced by 50% for executive officers after the executive officer reaches the age of 62 in order to facilitate appropriate financial planning.
For purposes of these determinations, (i) stock ownership includes shares of common stock which are directly owned or owned by family members residing with the executive officer or non-employee director, or by family trusts, as well as vested options and vested restricted stock, and unvested restricted stock or equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to such executive officer or non-employee director under any deferred compensation plan, and (ii) common stock shall be valued per share using the 200-day trailing average NYSE per share closing price. As of February 2, 2019, each of our executive officers and non-employee directors was in compliance with our equity ownership policy.
Anti-Hedging Policy
Given that the aim of ownership of common stock is to ensure that employees and directors of the Company have a direct personal financial stake in the Company’s performance, hedging transactions on the part of employees and directors of the Company could be contrary to that purpose. Therefore, the Company has adopted an anti-hedging policy which states that the implementation by an employee or director of the Company of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) based upon the value of common stock and applied to equity securities granted to such employee or director, or held, directly or indirectly, by such employee or director, is strictly prohibited.
Corporate Governance Guidelines; Certifications
The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at http://investor.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.
On an annual basis, our Chief Executive Officer submits to the NYSE the annual certification required by Section 303A.12(a) of the NYSE Listed Company Manual. In addition, the Company has filed with the SEC as exhibits to its Annual Report on Form 10-K, for fiscal 2018, the certifications of its Chief Executive Officer and Chief Financial Officer required pursuant to Section 302 of the Sarbanes-Oxley Act relating to the quality of its public disclosure.
Communications Between Stockholders and Interested Parties and the Board
Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will forward such communication to the full Board or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.
Attendance at Annual Meetings
All members of the Board are expected to attend in person the Company’s 2019 annual meeting and be available to address questions or concerns raised by stockholders. All of the directors that stood for re-election at the 2018 annual meeting of stockholders attended the 2018 annual meeting.

18 | 2019 Proxy Statement

Director Independence; Independence Determination
The Board has adopted the definition of independence in the listing standards of the NYSE. In its assessment of director independence, the Board considers all commercial, charitable and other relationships and transactions that any director or member of his or her immediate family may have with us, with any of our affiliates or with any of our consultants or advisers.
The Board has affirmatively determined that each of Jerome L. Davis, Thomas N. Kelly Jr., Steven R. Koonin, Gerald R. Szczepanski, Carrie W. Teffner, Kathy P. Vrabeck, Lawrence S. Zilavy, Lizabeth Dunn and Raul J. Fernandez is independent under the NYSE standards as well as under standards set forth in SEC regulations, and that the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are comprised exclusively of independent directors under the foregoing standards. The Board did not determine Messrs. DeMatteo, Kim and Sherman to be independent because of their recent or current executive positions with the Company.
The non-management directors of the Company hold regularly scheduled executive sessions without management present at least once annually and the independent directors hold at least one meeting annually with only independent directors present. Our lead independent director, Mr. Zilavy, is the presiding director for each non-management or independent director executive session.
Board Leadership Structure
The Board's current leadership structure is comprised of an Executive Chairman position that is separate from the Chief Executive Officer position, as well as eleven other directors of which nine are independent, including a lead independent director. Under the Board’s current structure, Mr. DeMatteo is the Executive Chairman and is also a member of management. As a former Chief Executive Officer of the Company, the Board believes that Mr. DeMatteo’s in-depth knowledge of our business and its challenges, as well as his experience in the video game industry as a whole, make him the best qualified person to serve as Executive Chairman. In addition, this structure facilitates better communication between management and the Board and allows Mr. DeMatteo to more effectively provide guidance to the senior management team, including the Chief Executive Officer. Mr. George Sherman, the Chief Executive Officer of the Company also serves as a director. The Board believes that Mr. Sherman’s service as a director further enhances the Board’s oversight of our day-to-day operations and provides additional management expertise with respect to the complexities of our business units. The Board believes that at this time our stockholders are best served by this structure. All directors play an active role in overseeing the Company’s business both at the Board and committee level. For additional oversight, our lead independent director presides over regularly scheduled meetings with the other non-management directors to discuss and evaluate the Company’s business without members of management present. This structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic direction for the Company.
Risk Oversight
Responsibility for risk oversight resides with the full Board. Committees have been established to help the Board carry out this responsibility by focusing on key areas of risk inherent in the business. The Audit Committee oversees risk associated with financial and accounting matters, including compliance with legal and regulatory requirements, related-party transactions and the Company’s financial reporting and internal control systems. The Audit Committee also oversees the Company’s internal audit function and regularly meets separately with the Company’s head of internal audit, Chief Legal Officer, external auditors and other financial and executive management. The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including fixed compensation components and variable components that include mitigating factors such as a consistent structure across all business units, generally involving consolidated income components; targeted award amounts that are not significant as a percentage of revenue; and vesting periods, equity ownership policies, and claw-back provisions. The Compensation Committee and management also regularly review the Company’s compensation policies to determine effectiveness and to assess the risk they present to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. In addition, at least annually, the Board conducts a formal business review including a risk assessment related to the Company’s existing business and new initiatives. Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific topics or actions.

2019 Proxy Statement | 19

Director Compensation
In fiscal 2018, total compensation for each non-employee director was set at $280,000, which consisted of a $140,000 cash retainer and a restricted stock grant valued at approximately $140,000 which vests after one year. For the fiscal year ended February 1, 2020 (“fiscal 2019”), the compensation structure for each non-employee director will remain consistent with the fiscal 2018 director compensation structure, except that, if Mr. Fernandez and Ms. Dunn are elected to the Board at the 2019 annual meeting, then on or around the date of the 2019 annual meeting, each of them will receive an additional 2,698 shares for their service from their appointment date of April 22, 2019 through the date of the 2019 annual meeting. We reimburse our directors for expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are our employees do not receive additional compensation for their services as directors, and none of the directors receive additional compensation for their services as committee chairpersons or as our lead independent director. For a director who retires after reaching age 75 or ceases to serve after at least 10 years of Board service to the Company, with the consent of the Compensation Committee, all awards granted to such director fully vest upon termination of Board service.
Additionally, because the Board believes that it is important for each director of the Company to have a financial stake in the Company to help align the director’s interests with those of the Company’s stockholders, we require our directors maintain a certain level of ownership of common stock. For a description of the equity ownership policy, see "Corporate Governance-Equity Ownership Policy" above.
The following table provides information regarding compensation earned by our non-employee directors during fiscal 2018, except for Shane S. Kim. Mr. Kim served as the Company's Interim Chief Executive Officer from May 31, 2018 to April 15, 2019, therefore, all compensation he earned from the Company in fiscal 2018 is included in the Summary Compensation Table.

Name	Fees Earned and Paid in Cash (1)	Stock Awards (2)	Total
Jerome L. Davis(3)	$140,000	$140,000	$280,000
Thomas N. Kelly Jr.(3)	$140,000	$140,000	$280,000
Steven R. Koonin(3)	$140,000	$140,000	$280,000
Stephanie M. Shern(4)	$70,000	$—	$70,000
Gerald R. Szczepanski(3)	$140,000	$140,000	$280,000
Carrie W. Teffner(5)	$70,000	$140,000	$210,000
Kathy P. Vrabeck(3)	$140,000	$140,000	$280,000
Lawrence S. Zilavy(3)	$140,000	$140,000	$280,000
____________________________

(1)	Represents amounts earned and paid for service in fiscal 2018.

(2)
Reflects the grant date fair values in accordance with FASB ASC Topic 718 for the fiscal 2018 grants of 9,353 shares of restricted stock for each of the Board members, except for Ms. Teffner, who was granted 9,080 shares. Grants of restricted shares vest after one year following the grant date, typically on or around the date of the annual meeting of stockholders, subject to continued service to the Company as well as accelerated vesting in the case of retirement if approved by the Compensation Committee.

(3)	As of February 2, 2019, this director held 9,353 shares of restricted stock that had not vested.

(4)	Ms. Shern retired from the Board, effective June 30, 2018.

(5)	Ms. Teffner joined the Board effective August 16, 2018. As of February 2, 2019, she held 9,080 shares of restricted stock that have not vested.

20 | 2019 Proxy Statement

Executive Officers
The following table sets forth the names and ages of our executive officers and the positions they hold:

Name	Age	Title
Daniel A. DeMatteo	71	Executive Chairman
George E. Sherman	57	Chief Executive Officer
Robert A. Lloyd	57	Chief Operating Officer and Chief Financial Officer
Daniel J. Kaufman	59	Executive Vice President, Chief Transformation Officer
Troy W. Crawford	51	Senior Vice President, Chief Accounting Officer
Roles of Executive Chairman and Chief Executive Officer
The company employs an Executive Chairman (Mr. DeMatteo) and a Chief Executive Officer (Mr. Sherman). As Executive Chairman, Mr. DeMatteo is responsible for the leadership and coordination of the activities of the Board, for overseeing the strategic direction of the Company and for providing guidance to the Company’s Chief Executive Officer and other executives. The Chief Executive Officer has responsibility for development and execution of our strategic plans and for leadership and oversight of all of the Company’s day-to-day operations and performance.
Business Experience of Executive Officers
Information with respect to executive officers of the Company who are also directors or nominees for director is set forth in “Information Concerning the Directors and Nominees” above.
Robert A. Lloyd currently serves as Chief Operating Officer and Chief Financial Officer, a role he has held since May 2018. Mr. Lloyd previously served as Executive Vice President and Chief Financial Officer since 2010. Mr. Lloyd also served as our Senior Vice President and Chief Accounting Officer, a position he held from 2005 to 2010. Prior to that, Mr. Lloyd was the Vice President - Finance of GameStop or its predecessor companies from 2000 and was the Controller of GameStop’s predecessor companies from 1996 to 2000. From 1988 to December 1996, Mr. Lloyd held various financial management positions as Controller or Chief Financial Officer, primarily in the telecommunications industry. Prior to 1988, Mr. Lloyd held various positions with the public accounting firm of EY. Mr. Lloyd is a CPA. Mr. Lloyd currently serves on the Board of Directors of the Make-A-Wish Foundation of America, a non-profit organization.
Daniel J. Kaufman currently serves as Executive Vice President, Chief Transformation Officer, a role he transitioned to effective May 10, 2019. Previously, Mr. Kaufman served as Chief Legal and Administrative Officer and Corporate Secretary since March 2018, and prior to that, had served as Chief Legal Officer and Corporate Secretary since 2016. Mr. Kaufman also served as Senior Vice President, General Counsel and Corporate Secretary from 2005 through 2016. Before joining GameStop, Mr. Kaufman was employed by Electronics Boutique Holdings Corp. from January 2002, where he was serving as Senior Vice President, General Counsel and Corporate Secretary at the time of its acquisition by GameStop. In addition to his responsibilities at GameStop, Mr. Kaufman serves on the Board of Directors of Five Below, Inc., a discount retailer, and of the National Liberty Museum, a non-profit organization. Mr. Kaufman previously served as a director of the Entertainment Merchants Association, a trade organization.
Troy W. Crawford is the Senior Vice President and Chief Accounting Officer, a role he has held since June 2010. He joined GameStop in 2006 as Vice President-Controller. From 1993 to 2006, Mr. Crawford held various financial management positions including Controller at CompUSA, a consumer electronics retailer. Prior to 1993 he held various finance and accounting positions with Cinemark USA, Inc., a motion picture exhibition company. Mr. Crawford is a CPA.

2019 Proxy Statement | 21

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth the number of shares of our common stock (including common stock that may be purchased pursuant to the exercise of options, warrants or otherwise within 60 days of May 3, 2019) beneficially owned on May 3, 2019 by each Director, each of the named executive officers, each holder of 5% or more of our common stock and all of our directors and executive officers as a group. The table below excludes Mr. Mauler, who departed the Company in May 2018, and Messrs. Bartel and Hogan, both of whom departed the Company in February 2018. Except as otherwise noted, the individual director or executive officer or his or her family members had sole voting and investment power with respect to the identified securities. Except as otherwise noted, the address of each person listed below is GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The total number of shares of our common stock outstanding as of May 3, 2019 was 102,268,940.

	Shares Beneficially Owned
Name	Number (1)%
FMR LLC	15,201,883	(2)	14.9
245 Summer Street
Boston, MA 02210
BlackRock, Inc.	15,143,071	(3)	14.9
55 East 52nd Street
New York, NY 10055
The Vanguard Group	10,363,882	(4)	10.2
100 Vanguard Boulevard
Malvern, PA 19355
Dimensional Fund Advisors LP	7,200,453	(5)	7.1
6300 Bee Cave Road
Austin, TX 78746
George E. Sherman	1,174,497	(6)	1.1
Daniel A. DeMatteo	399,442	(7)	*
Robert A. Lloyd	306,736	(8)	*
Daniel J. Kaufman	104,548	(9)	*
Troy W. Crawford	82,592	(10)	*
Jerome L. Davis	60,606	(11)	*
Lizabeth Dunn	—		*
Raul J. Fernandez	—		*
Thomas N. Kelly Jr.	39,650	(11)	*
Shane S. Kim	137,661	(12)	*
Steven R. Koonin	34,396	(11)	*
Gerald R. Szczepanski	50,256	(11)	*
Carrie W. Teffner	9,080	(13)	*
Kathy P. Vrabeck	34,056	(11)	*
Lawrence S. Zilavy	40,316	(11)	*
All Current Directors and Officers as a group (15 persons)	2,473,836	(14)	2.4
________________________________

*	Less than 1.0%.

(1)
Shares of common stock that an individual or group has a right to acquire within 60 days after May 3, 2019 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

(2)
Based on information included in its Amendment No. 9 to Schedule 13G filed with the SEC on February 13, 2019, FMR LLC has the sole power to vote or to direct the vote with respect to 1,773,743 of these shares and sole power to dispose or direct the disposition with respect to 15,201,883 of these shares.

(3)
Based on information included in its Amendment No. 12 to Schedule 13G filed with the SEC on January 28, 2019, BlackRock, Inc. has the sole power to vote or to direct the vote with respect to 14,799,316 of these shares and sole power to dispose or direct the disposition with respect to 15,143,071 of these shares.

(4)
Based on information included in its Amendment No. 8 to Schedule 13G filed with the SEC on February 11, 2019, The Vanguard Group has the sole power to vote or to direct the vote with respect to 100,167 of these shares, the sole power to dispose or direct the disposition with respect to 10,263,278

22 | 2019 Proxy Statement

of these shares and the shared power to vote or direct to vote with respect to 12,123 of these shares and the shared power to dispose or direct the disposition with respect to 100,604 of these shares.

(5)
Based on information included in its Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2019, Dimensional Fund Advisors LP has the sole power to vote or to direct the vote with respect to 7,105,983 of these shares and the sole power to dispose or direct the disposition with respect to 7,200,453 of these shares.

(6)	Of these shares, 1,174,497 are unvested restricted shares.

(7)	Of these shares, 138,480 are issuable upon exercise of stock options (all of which are vested as of May 3, 2019) and 47,493 are unvested restricted shares.

(8)	Of these shares, 53,660 are issuable upon exercise of stock options (all of which are vested as of May 3, 2019) and 113,117 are unvested restricted shares.

(9)	Of these shares, 58,894 are unvested restricted shares.

(10)	Of these shares, 17,345 are unvested restricted shares.

(11)	Of these shares, 9,353 are unvested restricted shares.

(12)	Of these shares, 105,338 are unvested restricted shares.

(13)	Of these shares, 9,080 are unvested restricted shares.

(14)	Of these shares, 192,140 are issuable upon exercise of stock options (all of which are vested as of May 3, 2019), and 1,581,882 are unvested restricted shares.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee are Gerald R. Szczepanski (Chair), Thomas N. Kelly Jr., Kathy P. Vrabeck and Lizabeth Dunn, none of whom has ever been an employee of the Company. No member of the Compensation Committee had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K.

2019 Proxy Statement | 23

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We believe that it is appropriate to solicit the views of our stockholders regarding the compensation of our named executive officers. Accordingly, and in accordance with SEC rules implemented under Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company seeks a non-binding advisory vote from our stockholders on the compensation of our Named Executive Officers as described in this Proxy Statement.
As discussed more fully in the “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes the Company’s named executive officers should be compensated commensurate with their success in maintaining a high level of performance necessary for the Company to produce ongoing and sustained value for our stockholders. The Company’s executive officer compensation program is based on the following guiding principles:

1.
Total compensation opportunities provided by the Company to its named executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2.
The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value, while avoiding the encouragement of unnecessary or excessive risk-taking.

3.
Compensation awards should be based on the fundamental principle of aligning the long-term interests of GameStop’s employees with those of GameStop’s stockholders. Therefore, a meaningful portion of most management employees’ compensation will be in the form of long-term equity compensation. All of the short-term incentives, in the form of annual cash bonuses, and a large portion of equity compensation for Named Executive Officers, are tied to performance measures.

4.	Incentive and total compensation are designed to be consistent with the level of the Company’s operational performance over time and the level of returns provided to stockholders.
In response to the advisory vote on the frequency of the advisory vote on executive compensation at our 2017 annual meeting, we provide this advisory vote on executive compensation on an annual basis. This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board. Therefore, stockholders are not ultimately voting for the approval or disapproval of the Board's recommendation on this proposal. The result of the vote will not impact any compensation that has already been paid or awarded to the executive officers. However, because we value the views of our stockholders, our Compensation Committee, which is responsible for, among other things, designing and administering the Company’s executive compensation program, will review and consider the results of this advisory vote when considering future decisions with respect to executive compensation.
We strongly encourage stockholders to read the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures in this Proxy Statement which discuss in greater detail the compensation of our executive officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.
Accordingly, the Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure.”
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE RESOLUTION ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE PROPOSAL ABOVE UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

24 | 2019 Proxy Statement

Compensation Discussion and Analysis

Executive Summary
Introduction
The Compensation Committee believes that our senior executives should be compensated commensurate with their success in maintaining profitability and high level of performance necessary for GameStop to produce ongoing and sustained value for our stockholders. During the several years leading up to fiscal 2018, our vision was to grow sales by strategically expanding our former Technology Brands segment and continuing to invest in our collectibles product category. In fiscal 2018, we divested in Spring Mobile, which comprised the significant majority of our former Technology Brands segment, in order to focus on our core video games business including the continued expansion of our collectibles business. The Compensation Committee developed and recommended the fiscal 2018 compensation program to support this change in focus.
Changes in Senior Management During Fiscal 2018
On February 4, 2018, the Board appointed Michael K. Mauler to the position of Chief Executive Officer of the Company, succeeding Daniel A. DeMatteo, who assumed the position of Interim Chief Executive Officer on November 13, 2017. On February 7, 2018, Tony Bartel, former Chief Operating Officer, and Michael Hogan, former Executive Vice President, Strategic Business and Brand Development, ceased employment with the Company. Mr. Mauler resigned from employment with the Company on May 9, 2018. On May 31, 2018, the Board appointed Shane S. Kim as Interim Chief Executive Officer, succeeding Daniel A. DeMatteo, who had assumed the position of Interim Chief Executive Officer upon Mr. Mauler’s resignation. Mr. Kim has served on the Board since 2011. In addition, on May 31, 2018, the Board appointed Robert A. Lloyd, Chief Financial Officer, to the additional position of Chief Operating Officer. On March 21, 2019, the Board appointed George Sherman to the position of Chief Executive Officer, effective April 15, 2019, succeeding Mr. Kim. These changes to our senior management team underscored many of the Compensation Committee's actions during fiscal 2018 (as described in this Compensation Discussion and Analysis), specifically to achieve the goal of retaining key executives during this critical period of management transition.
Named Executive Officers
This Compensation Discussion and Analysis covers the fiscal 2018 compensation for the following Named Executive Officers ("NEOs"), as determined under SEC rules (titles below reflect executives' roles as of the end of fiscal 2018):

Name	Title
Shane S. Kim	Interim Chief Executive Officer
Michael Mauler	Former Chief Executive Officer
Daniel A. DeMatteo	Executive Chairman and Former Interim Chief Executive Officer
Robert A. Lloyd	Chief Operating Officer and Chief Financial Officer
Daniel J. Kaufman	Executive Vice President, Chief Legal and Administrative Officer
Troy W. Crawford	Senior Vice President, Chief Accounting Officer
Tony D. Bartel	Former Chief Operating Officer
Michael P. Hogan	Former Executive Vice President of Strategic Business and Brand Development
Fiscal 2018 Company Performance
In fiscal 2018, our total global sales from continuing operations decreased 3.1% to $8.3 billion and our consolidated comparable store sales decreased 0.3%. The decrease in sales was primarily driven by a decline in pre-owned video game sales and new software sales, as well as the impact of the 53rd week in fiscal 2017. These declines were partially offset by a 22.0% increase in sales of accessories, driven by higher demand for controllers and headsets, and an 11.2% increase in sales of collectibles as a result of continued investment in this category. Our adjusted net income from continuing operations decreased by 22.9% to $218.4 million, primarily due to the decline in sales and a shift in product mix to lower margin categories. See Annex I for a reconciliation of net income to adjusted net income.
In January 2019, we completed the sale of our Spring Mobile business for cash proceeds of $727.9 million. Spring Mobile had comprised the significant majority of our former Technology Brands segment.
We paid quarterly dividends of $0.38 per share, or $1.52 annually, in fiscal 2018, which remained unchanged from dividends paid in fiscal 2017.

2019 Proxy Statement | 25

2018 Compensation Program Summary
In 2018, the primary components of our NEOs’ total target compensation were various combinations of salary, short-term incentive and long-term incentive, as described below:

Program	Description	Purpose
Salary	Fixed cash compensation	Reward for level of responsibility, experience and sustained individual performance. Provide competitive fixed compensation to attract and retain executive talent
Short-Term Incentive ("STI")	Cash compensation based on one of the following performance measures: • fiscal 2018 net income(1) • fiscal 2018 operating earnings from our U.S. Video Game Brands segment(2)
Reward for achievement against specific objective financial goals and strategic goals achieved in one year.

Foster pay-for-performance philosophy by aligning actual compensation with financial performance

Long-Term Incentive ("LTI")	Time-based restricted stock subject to vesting based on continued service	Reward for creation of stockholder value and to retain executives for the long-term.
	Time-based cash subject to vesting based on continued service	Reward to retain executives for the long-term.
	Performance-based restricted stock based on fiscal 2018 and 2019 cumulative consolidated operating earnings	Reward for achievement against specific objective financial goals achieved in greater than one year and creation of stockholder value.
__________________________________________
(1)    Each of the eligible NEOs, with the exception of Mr. Crawford, were granted STI based upon this performance measure.
(2)    Mr. Crawford was granted STI based upon this performance measure.
Messrs. DeMatteo and Lloyd's compensation included salary, STI, and LTI of which 50% was time-based restricted stock and 50% was performance-based restricted stock. Mr. Kaufman's compensation included salary, STI, and LTI of which 25% was time-based restricted stock, 25% was time-based cash award, and 50% was performance-based restricted stock. Mr. Crawford's compensation included salary, STI and LTI of which 50% was time-based restricted stock and 50% was time-based cash award.
In addition, on May 31, 2018, the Board approved a one-time, special cash retention program to encourage the retention of select key employees of the Company who serve in positions of critical financial, strategic, and/or operational importance. Messrs. Lloyd, Kaufman and Crawford received grants under the retention program and will become entitled to payment of 50% of their award amounts on each of May 31, 2019 and May 31, 2020, provided in each case they remain in service through that date. See "Retention Program" under "Key Elements of Compensation" for additional information. Unless otherwise noted, discussions in this proxy statement regarding total compensation or the allocation of total compensation among various elements exclude this retention program as it is intended to be a one-time incentive and not part of our regular, ongoing compensation program.
In connection with Mr. Kim's appointment as Interim Chief Executive Officer, effective May 31, 2018, Mr. Kim received a one-time grant of restricted stock with a fair market value of $1,500,000 on the date of grant. The restricted stock will vest on May 31, 2019, subject to Mr. Kim's continued service through such date, whether as an employee, director or other service provider.
For purposes of determining performance results against a pre-established target, the Compensation Committee may make certain adjustments to reported results prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Compensation Committee provides for certain adjustments when it believes the adjustments provide a performance measure that best represents actual performance results that are within the executives’ sphere of control and accountability. Actual performance results may be adjusted to eliminate the effects of, among other things, goodwill and asset impairments, restructuring charges, acquisitions, debt retirement expenses, foreign currency changes, buybacks of the Company’s shares, and the impact to income taxes related to the difference in budgeted and actual income tax rates. Throughout this Compensation Discussion and Analysis, when we make reference to the use of operating earnings or net income as a performance measure for certain incentives and awards, we are actually referring to these measures as adjusted based on the definitions approved by our Compensation Committee. See Annex I for a reconciliation of our operating earnings to our adjusted operating earnings and our net income to our adjusted net income.
Please refer to the "Other Considerations" section below for a discussion of other indirect elements of our compensation program.

26 | 2019 Proxy Statement

A significant portion of the compensation program for the named executive officers is performance-based, with payouts linked to the attainment of certain defined performance measures. For our CEO, George E. Sherman, who was appointed effective April 15, 2019, 54% of his total targeted compensation is tied to performance measures. For our other currently-employed NEOs, 48%, on average, of total targeted compensation for fiscal 2018 was tied to performance measures. The charts below summarize the mix of pay elements for Mr. Sherman, based on target compensation for fiscal 2019, and all other NEOs, based on target compensation for fiscal 2018:
Incentive Plan Payouts for Performance Periods Ending Fiscal 2018
Performance-based awards may vest in a fiscal year other than the year of grant. Performance results for awards with a performance period measured as of the end of fiscal 2018, and the resulting payouts, are summarized in the table below:

Incentive Plan	Year of Grant	Performance Period	Performance Achieved as a % of Target	Payout as a % of Targeted Award Amount
STI	Fiscal 2018	Fiscal 2018	Achieved 85.8% of the targeted fiscal 2018 consolidated net income(1)	71.0%
			Achieved 96.0% of the targeted fiscal 2018 United States Video Game Brands segment operating earnings(2)	92.0%
LTI (performance-based restricted stock)	Fiscal 2017	Fiscal 2018	Achieved 67.3% of the targeted fiscal 2018 consolidated operating earnings(3)	0%
			Achieved 70.2% of the targeted percentage of fiscal 2018 operating earnings from sources other than physical video game products(4)	0%
__________________________________________

(1)
Applies to all NEOs, except for Mr. Crawford, with payout tied to percentage of annual salary and percentage attainment of a target set by the Compensation Committee related to consolidated net income. See “Short-Term Incentives” section below for further detail.

(2)
Applies to only Mr. Crawford with payout tied to percentage of annual salary and percentage attainment of a target related to operating earnings from the United States Video Game Brands segment. See “Short-Term Incentives” section below for further detail.

(3)
Related to 50% of the 2017 performance-based restricted stock grant subject to a performance target tied to achieving a certain consolidated operating earnings target for fiscal 2018. See "Long-Term Incentives" section below for further detail.

(4)
Related to 50% of the 2017 performance-based restricted stock grant subject to a performance target tied to achieving a target operating earnings from sources other than physical video game products for fiscal 2018. See "Long-Term Incentives" section below for further detail.

2019 Proxy Statement | 27

Realizable Compensation
A significant portion of the NEO compensation program is performance-based and includes long-term incentives that are generally comprised of time-based restricted stock awards ("RSAs"), to reward for creation of stockholder value, and performance-based restricted stock awards ("PSAs") tied to Company objectives to reward for performance. The graph below presents the average target compensation compared to the average realizable compensation for fiscal years 2016 through 2018 for Dan A. DeMatteo and Rob A. Lloyd. Messrs DeMatteo and Lloyd are the only currently-employed NEOs of the Company in each of the fiscal years 2016 through 2018.

3-Year Average 2016-2018 NEO Pay - Target vs. Realizable

Daniel A. DeMatteo
$2,213,925
PSAs $478,613
RSAs $478,613
Cash Bonus $759,007
Salary $497,692
43%
$1,265,358
PSAs $46,014
RSAs $239,682
Cash Bonus $481,970
Salary $497,692
Target Pay (1)
Realizable Pay (2)
Robert A. Lloyd
$3,319,730
PSAs $874,618
RSAs $874,618
Cash Bonus $821,139
Salary $749,355
45%
$1,809,294
PSAs $58,027
RSAs $473,260
Cash Bonus $528,652
Salary $749,355
Target Pay (1)
Realizable Pay (2)

__________________________________________

(1)	Target pay includes base salary, target short-term incentive cash bonus, and restricted stock awards at their grant date fair value.

(2)
Realizable pay includes base salary, annual short-term incentive cash bonus payout, and stock awards valued at our closing stock price on the last trading day of fiscal 2018 of $11.24. Realizable pay excludes the target number of shares for the fiscal 2018 PSAs of 29,472 and 71,625 shares for Messrs. DeMatteo and Lloyd, respectively, as the Company currently estimates that the fiscal 2018 PSAs will not be earned. The performance period for the fiscal 2018 PSAs concludes at the end of fiscal 2019.

Compensation Philosophy
Our executive officer compensation program is administered by the Compensation Committee of the Board. The program is based upon the following guiding principles:

•	Total compensation opportunities provided to our NEOs should be competitive and allow us to attract and retain individuals whose skills are critical to our long-term success;

•
The compensation opportunities we offer should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value, while avoiding the encouragement of unnecessary or excessive risk-taking;

•
Compensation awards should be based on the fundamental principle of aligning the long-term interests of our employees with those of our stockholders. Therefore, a meaningful portion of most management employees’ compensation will be in the form of long-term equity compensation. All of the short-term incentives, in the form of annual cash bonuses, and a significant portion of equity compensation for NEOs are tied to performance measures; and

•	The overall value of the total compensation is intended to be consistent with the level of our operational performance over time and the level of returns provided to stockholders.

28 | 2019 Proxy Statement

The compensation program is designed to reward the executive officers for performance as well as for the dedication of their time, efforts, skills and business experience to our operations. The Compensation Committee generally targets that approximately 50% to 60% of each NEO's total compensation be tied to performance measures, and such compensation is therefore at risk. The compensation program is also designed to reward both annual and long-term performance. Annual performance is rewarded through salary and short-term incentives and is measured by our financial performance and growth, among other factors. Long-term performance is generally rewarded through performance-based and time-based restricted stock, with approximately 50% of the total long-term incentive compensation mix tied to the achievement of performance measures.
The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including fixed compensation components and variable components that include mitigating factors such as a consistent structure across all business units, generally involving consolidated income components; targeted award amounts that are not significant as a percentage of revenue; and vesting periods, equity ownership policies, and claw-back provisions. The Compensation Committee and management also regularly review our compensation policies to determine effectiveness and to assess the risk they present to the Company. Based on this review, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Response to Advisory Vote on Executive Compensation
A substantial majority of our stockholders (90% of votes cast) approved the fiscal 2017 compensation for our NEOs at the 2018 annual meeting of stockholders. We interpreted these results, coupled with discussions that we have had from time to time with investors regarding compensation, as a validation of our executive compensation program. As a result, we have retained our general approach to executive compensation as described more fully in the "Key Elements of Compensation" section below. Nonetheless, the Compensation Committee continues to work with its independent consultant to consider alternatives and may revise the program from time to time as it determines appropriate.

Compensation Determination Process
The Compensation Committee of the Board has the responsibility to develop compensation levels for the NEOs. In determining annual compensation levels for NEOs, the Compensation Committee, along with executive management, bases its decision on the individual’s performance and potential to improve stockholder value, the financial performance of the Company over the preceding fiscal year, projections for the Company's upcoming fiscal year, historical compensation for each NEO, the amount of shares available to be granted under our incentive plan and the results of reviews, surveys or other information from our compensation consultants.
The Compensation Committee considers the recommendations of the Executive Chairman and the Chief Executive Officer in determining compensation for the executive officers and employees other than the Executive Chairman and the Chief Executive Officer.
The Compensation Committee has the authority under its charter to retain an independent compensation consultant to assist in the evaluation of executive compensation, whose research and viewpoints provide one of several data points used by the Compensation Committee in developing specific recommendations for the Board. The Compensation Committee believes that such a consultant can play an essential role in the process of providing an impartial evaluation of compensation programs and practices, developing effective recommendations for the Board and evaluating the Company’s pay practices.
The Compensation Committee retains ClearBridge Compensation Group (“ClearBridge”) to advise on matters related to non-employee director and executive compensation. ClearBridge reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee reviewed the independence of ClearBridge under SEC rules and NYSE listing standards regarding compensation consultants and has concluded that ClearBridge’s work for the Compensation Committee is independent and does not raise any conflicts of interest.
ClearBridge gathers benchmark data from our peer group, which the Compensation Committee considers among other factors (e.g., individual performance and potential, job responsibilities, historical compensation levels, etc.) in assessing and determining total compensation opportunities for the NEOs. Our selected peer group is generally comprised of specialty retailers, selected based on companies with revenue in the range of 0.5x and 2x the Company's revenue, with an additional reference to enterprise value. The specific companies included in our fiscal 2018 peer group are listed below (this group was unchanged from fiscal 2017):

Abercrombie & Fitch	Bed Bath & Beyond	Kohl's	O'Reilly Automotive
Advance Auto Parts	Dick's Sporting Goods	L Brands	Ross Stores
AutoZone	Foot Locker	Nordstrom	Tiffany & Co.
Barnes & Noble	Gap	Office Depot	Williams-Sonoma

2019 Proxy Statement | 29

Key Elements of Compensation
The Company maintains employment agreements with each of the NEOs to cover the key elements of the Company’s executive compensation package, which consists of base salary and short-term and long-term incentive awards, and covers severance and termination benefits. These employment agreements and the Company’s policies with respect to each of the key elements of its executive compensation package are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including insurance and other benefits. See below for details on the Company's 2018 compensation program.
Base Salaries
In determining the base salaries of these executive officers for fiscal 2018, the Compensation Committee considered, among other things, the Company’s financial performance and achievements during fiscal 2017, projections for fiscal 2018, the additional responsibilities of each NEO given the organizational changes in fiscal 2018, the results of the benchmarking against the peer group, and the recommendations received from ClearBridge following its research. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies of comparable size, growth and operations.
The base salaries for the NEOs in fiscal 2018 were as follows:

	Fiscal 2018 Base Salary
Named Executive Officer	Initial	Adjusted
Shane S. Kim	$1,500,000	n/a
Daniel A. DeMatteo(1)	$400,000	$500,000
Robert A. Lloyd	$709,000	$900,000
Daniel J. Kaufman	$600,000	$750,000
Troy W. Crawford	$416,000	$500,000
______________________________

(1)
Mr. DeMatteo served as the Company's Interim Chief Executive Officer from November 13, 2017 to February 4, 2018, for which his base salary was temporarily set to $900,000 from November 13, 2017 to March 1, 2018. Mr. DeMatteo's base salary was reset to $400,000 at March 1, 2018.

In February 2018, the Board set the initial salaries for the NEOs. Mr. DeMatteo's initial base salary for fiscal 2018 was increased by $100,000 compared to fiscal 2017 in recognition of the importance of the continued engagement and expected increase in the time commitment of Mr. DeMatteo to Company matters in his role as Executive Chairman. Mr. Lloyd's initial base salary for fiscal 2018 was unchanged compared to fiscal 2017. Mr. Kim was appointed to the role of Interim Chief Executive Officer in May 2018, with a base salary, at an annualized rate, of $1,500,000 that was unchanged during fiscal 2018. In light of changes to the Company's senior executive ranks during the first several months of fiscal 2018, the Board implemented additional compensation changes effective May 31, 2018, including adjustments to base salaries, with the goal of retaining key executives and avoiding the disruption that would be caused by further changes in the Company's senior executive ranks (see "Changes in Senior Management During Fiscal 2018" under "Executive Summary" of this Compensation Discussion and Analysis for further information). In addition, effective May 31, 2018, the Board appointed Mr. Lloyd, Chief Financial Officer, to the additional position of Chief Operating Officer.
Short-Term Incentives
In addition to a base salary, each NEO, with the exception of Mr. Kim, is eligible for a performance-based annual cash STI. The purpose of the STI is to motivate management to drive performance in the short-term. A STI opportunity was not included in Mr. Kim's compensation for his service as Interim Chief Executive Officer.
STI payouts for fiscal 2018 were determined based on the achievement of a consolidated net income target for each of the NEOs excluding Mr. Crawford. This metric was selected by the Compensation Committee in order to focus the NEOs on total company results, rather than encouraging the NEOs to focus on certain business units within the Company. Mr. Crawford's STI payout for fiscal 2018 was determined based on the achievement of an operating earnings target for our U.S. Video Game Brands segment.
Targets for Each Named Executive Officer
For each NEO, a target STI in an amount equal to a percentage of their base salary is pre-determined by the Compensation Committee, with input from the Executive Chairman and Chief Executive Officer (other than for themselves), for each fiscal year.

30 | 2019 Proxy Statement

Target STI opportunities for fiscal 2018 for our NEOs were as follows (which remain unchanged from fiscal 2017, with the exception of Mr. Lloyd whose target STI increased from 100% in fiscal 2017 to 125% in fiscal 2018):

Named Executive Officer	Percentage of Base Salary
Shane S. Kim	n/a(1)
Daniel A. DeMatteo	150%
Robert A. Lloyd	125%
Daniel J. Kaufman	100%
Troy W. Crawford	75%
______________________________

(1)	A STI opportunity was not included in Mr. Kim's compensation for his service as Interim Chief Executive Officer.
Performance Measures
The final STI payouts for each of the NEOs eligible for STI were determined based on the scale below. Straight-line interpolation is applied between levels shown.

If the Performance Period Results are:	Then the Percentage of the Target Award Earned for Each Measure is:
125% or more of Target	125%
110%	110%
100% (Target)	100% (Target)
90%	80%
75%	50%
Less than 75% of Target	None
Payouts
In determining the final STI payout for fiscal 2018 for each of the eligible NEOs, the Compensation Committee assessed the achievement of the targets, as shown below.

Performance Measure	Target	Actual	Performance Achieved as a % of Target	STI Earned	Weighting Percentage of Overall STI	Payout as a % of Target
Consolidated net income (fiscal 2018)(1)	$333 million	$286 million	85.8%	71%	100%	71%
U.S. Video Game Brands segment operating earnings (fiscal 2018)(2)	$310 million	$298 million	96.0%	92%	100%	92%
______________________________
(1)    The consolidated net income target was utilized for each of the eligible NEOs, with the exception of Mr. Crawford.
(2)    The operating earnings target for our U.S. Video Game Brands was utilized for Mr. Crawford.
The following STI payouts were made for fiscal 2018 to our NEOs:

Named Executive Officer	STI Payout
Shane S. Kim (1)	n/a
Daniel A. DeMatteo (2)	$497,000
Robert A. Lloyd (2)	$742,246
Daniel J. Kaufman (2)	$497,000
Troy W. Crawford (2)	$345,000
______________________________

(1)	A STI opportunity was not included in Mr. Kim's compensation for his service as Interim Chief Executive Officer.

(2)
The base salaries for each NEO were adjusted during fiscal 2018 (see "Base Salaries" above). STI Payout amounts were based on the weighted-average base salary for each NEO during fiscal 2018, with the exception of Mr. Crawford as his STI Payout amount was based upon his year-end base salary.

2019 Proxy Statement | 31

Long-Term Incentive Awards
Form of Fiscal 2018 Long-Term Incentive Awards
The Compensation Committee determines the amount of equity and cash awards to grant to each NEO. The Compensation Committee considered, among other things, the Company’s overall performance, projections for the Company's upcoming fiscal years, each NEO’s individual contributions to the Company’s overall performance, including individual contributions toward achievement of strategic objectives, and comparisons of long-term incentives and total compensation of similar positions within the Company’s peer group.
The Compensation Committee awarded the NEOs restricted stock and cash in fiscal 2018, the "2018 LTI Awards," as follows:

Named Executive Officer	Time-Based Restricted Stock Grant	Performance- Based Restricted Stock Grant	Total Shares of Restricted Stock Awarded	Time-Based Cash	Total Targeted Award Value
Shane S. Kim	105,338	—	105,338	$—	$1,500,000
Daniel A. DeMatteo	29,472	29,472	58,944	$—	$920,000
Robert A. Lloyd	71,625	71,625	143,250	$—	$2,220,000
Daniel J. Kaufman	23,490	46,980	70,470	$375,000	$1,500,000
Troy W. Crawford	23,490	—	23,490	$375,000	$750,000
In connection with Mr. Kim's appointment as Interim Chief Executive Officer, effective May 31, 2018, Mr. Kim received a one-time grant of restricted stock that will vest on May 31, 2019, subject to Mr. Kim's continued service through such date, whether as an employee, director or other service provider.
Messrs. DeMatteo and Lloyd were granted LTI awards on February 23, 2018, with initial targeted values of $750,000 and $1,680,000, respectively. Their LTI awards consisted of 50% time-based restricted stock and 50% performance-based restricted stock. Effective May 31, 2018, the Board increased the annual equity award targeted values for Messrs. DeMatteo and Lloyd to $1,000,000 and $2,475,000, respectively, in the form of 50% time-based restricted stock and 50% performance-based restricted stock. The increase for Mr. DeMatteo was in recognition of the importance of the continued engagement and expected increase in the time commitment of Mr. DeMatteo to Company matters in his role as Executive Chairman. The increase for Mr. Lloyd was in connection with his appointment to the additional position of Chief Operating Officer. The additional restricted stock awards were granted to Messrs. DeMatteo and Lloyd pro-rated for the period following the effective date of May 31, 2018 through the end of fiscal 2018. These awards are subject to the same vesting criteria and other terms of the annual long-term incentive awards granted on February 23, 2018, except that these additional awards are not subject to accelerated vesting under the Company's Retirement Policy.
Mr. Kaufman was granted LTI awards on February 23, 2018, which were comprised of 50% in performance-based restricted stock, 25% in time-based restricted stock and 25% in time-based cash. Mr. Crawford was granted LTI awards on February 23, 2018, which were comprised of 50% in time-based restricted stock and 50% in time-based cash.
Time-based restricted stock and cash awards are subject to a three-year ratable vesting schedule (subject to accelerated vesting upon attainment of retirement eligibility, death, disability, and certain severance events).
Performance-based restricted stock awards are subject to vesting both on the basis of continued service to the Company and the achievement of a consolidated cumulative operating earnings Target for the fiscal years ended February 2, 2019 ("fiscal 2018") and February 1, 2020 ("fiscal 2019"), with the Target to be measured following the completion of fiscal 2019. Operating earnings was selected as a measure to focus on the long-term profitability of the Company. Awards are subject to one additional year of time-based vesting following the end of the performance period to provide for additional retention of NEOs. Each NEO granted performance-based awards is entitled to receive the performance-based restricted stock according to the performance achievement scale shown below. Straight-line interpolation is applied between levels shown.

If the Performance Period Results are:	Then the Percentage of the Target Award Received is:
125% or more of Target	200%
110%	125%
100% (Target)	100% (Target)
87.5%	75%
75%	50%
Less than 75% of Target	None

32 | 2019 Proxy Statement

The service requirements otherwise applicable to these awards are waived in certain scenarios; see "Other Considerations—Retirement Policy" and "Employment Agreements and Severance/Change in Control Benefits" elsewhere in this Proxy Statement.
Achievement of Fiscal 2017 Long-Term Incentive Awards
A portion of the fiscal 2017 restricted stock awards were subject to performance against pre-determined fiscal 2018 consolidated operating earnings Targets. These awards are subject to one additional year of time-based vesting following the end of the performance period to provide for additional retention of NEOs (other than for those who are retirement eligible). These performance-based restricted stock awards were subject to the performance scale shown below.

If the Performance Period Results are:	Then the Percentage of the Target Award Earned for Each Measure is:
125% or more of Target	200%
110%	125%
100% (Target)	100% (Target)
87.5%	75%
75%	50%
Less than 75% of Target	None
The Company's actual performance against the relevant targets was as follows:

Portion of 2017 LTI Grant	Performance Measure	Target	Performance Achieved as a Percentage of Target	Performance-Based Restricted Stock Earned
50%	Fiscal 2018 consolidated operating earnings	$625 million	67.3%	0%
50%	Fiscal 2018 consolidated operating earnings from sources other than physical video game products	$355 million	70.2%	0%
Based on the actual results, no performance-based restricted stock was earned by the NEOs with respect to their 2017 LTI awards.
Retention Program
On May 31, 2018, the Board approved a one-time, special cash retention program to encourage the retention of select key employees of the Company who serve in positions of critical financial, strategic, and/or operational importance. Messrs. Lloyd, Kaufman and Crawford participate in the retention program. They will each become entitled to payment of 50% of their award amounts on each of May 31, 2019 and May 31, 2020, provided in each case they remain in service through that date. These awards would vest and be paid on an accelerated basis in the event of a termination without cause or resignation with good reason (in each case, as defined in the applicable Executive Employment Agreement) prior to the otherwise applicable payment date, provided the executive executes a release. Messrs. Lloyd, Kaufman and Crawford were granted retention awards as follows:

Named Executive Officer	Retention Award Amount
Robert A. Lloyd	$2,000,000
Daniel J. Kaufman	$2,000,000
Troy W. Crawford	$1,000,000
2019 Compensation Program
Provided below is a summary of key compensation decisions made in fiscal 2019.
Fiscal 2019 Salaries and STI Opportunities
In setting the base salaries of the executive officers for fiscal 2019, the Compensation Committee considered, among other things, the Company’s financial performance and achievements during fiscal 2018, projections for fiscal 2019 and the responsibilities of our executive officers, the results of the benchmarking against the peer group, and the recommendations received from ClearBridge following its research.

2019 Proxy Statement | 33

Base salaries and Target STI percentages for our NEOs, for fiscal 2019, are unchanged from the base salaries and target STI percentages in effect at the end of fiscal 2018, with the exceptions of Mr. Sherman who was appointed Chief Executive Officer effective April 2019, and Mr. Crawford, whose base salary was increased 3.5%. Base salaries and Target STI payouts for fiscal 2019 are as follows:

Name	Title	Base Salary	Target STI Percentage of Base Salary
Daniel A. DeMatteo	Executive Chairman	$500,000	150%
George E. Sherman	Chief Executive Officer	$1,100,000	150%
Robert A. Lloyd	Chief Financial Officer and Chief Operating Officer	$900,000	125%
Daniel J. Kaufman	Executive Vice President, Chief Transformation Officer	$750,000	100%
Troy W. Crawford	Senior Vice President, Chief Accounting Officer	$517,500	75%
2019 Long-Term Incentive Grants
In March 2019, the Board appointed Mr. Sherman as Chief Executive Officer, effective April 15, 2019. In connection with his appointment as Chief Executive Officer, Mr. Sherman was granted a “make whole” equity award with a grant date value (at the target-level of performance) of $6,000,000 and a 2019 annual equity award with a grant date value (at the target-level of performance) of $4,500,000. Each of these awards consist of 50% time-vested restricted stock and 50% performance-based restricted stock. Based on the Company’s closing stock price on April 15, 2019, Mr. Sherman was granted 587,249 shares of time-based restricted stock and 587,248 shares of performance-based restricted stock. The 587,248 shares of performance-based restricted stock represent the number of shares that would be earned at target levels of achievement (the “Target Shares”) based on certain performance targets to be determined later in fiscal 2019. The actual number of shares that may be earned in respect to the performance-based portion of the awards will vary between 0 to 200% of the Target Shares, depending on actual performance, with any above-target shares being issued at the time that performance is determined.
Mr. Sherman’s long-term incentive award grants were made outside of GameStop’s Amended and Restated 2011 Incentive Plan, but have terms generally consistent with the relevant terms of that plan. The time-based portion of the awards will vest in three equal annual installments, on the first, second and third anniversaries of April 15, 2019 (the “Grant Date”), subject to Mr. Sherman’s continuous service with the Company through the applicable vesting date. The performance goals applicable to the performance-based portion of the awards have not yet been determined. Those goals will be established at the same time as, and will be substantially the same as, the performance goals that will be applicable to 2019 long-term incentive awards issued to the other NEOs. To the extent earned, the performance-based shares will vest on the third anniversary of the Grant Date, subject to Mr. Sherman’s continuous service with the Company through that date. In each case, the awards are subject to accelerated vesting upon certain termination events set forth in Mr. Sherman’s Employment Agreement.
In May 2019, the Compensation Committee approved, upon ratification of the Board, a combination of time-based restricted stock, time-based cash awards and performance-based restricted stock for fiscal 2019 (collectively, the "2019 LTI Awards"). The 2019 LTI Awards are again comprised of 50% time-based restricted stock and 50% performance-based restricted stock, except for Troy W. Crawford whose 2019 LTI Awards are comprised of 50% time-based restricted stock and 50% time-based cash. Time-based restricted stock awards and time-based cash awards are subject to a three-year ratable vesting schedule. Performance-based restricted stock awards are subject to vesting both on the basis of continued service to the Company and the achievement of certain performance targets to be determined later in fiscal 2019. The fiscal 2019 awards are subject to accelerated vesting in certain severance and retirement scenarios. The Compensation Committee approved the following 2019 LTI Awards:

Named Executive Officer	Time-Based Restricted Stock Grant	Performance- Based Restricted Stock Grant	Total Shares of Restricted Stock Awarded	Time-Based Cash	Total Targeted Award Value
Daniel A. DeMatteo	56,760	56,760	113,520	$—	$1,000,000
Robert A. Lloyd	140,490	140,490	280,980	$—	$2,475,000
Daniel J. Kaufman	85,140	85,140	170,280	$—	$1,500,000
Troy W. Crawford	28,950	—	28,950	$255,000	$510,000

On May 8, 2019, the Company and Mr. Kaufman agreed that he would step down from the roles of Chief Legal and Administrative Officer and Corporate Secretary and assume the role of Chief Transformation Officer ("CTO"), effective May 10, 2019. In connection with these changes in his role, the Company and Mr. Kaufman entered into an amendment to his Employment Agreement on May 8, 2019 reflecting his new title and the following additional changes: (i) upon a severance event or disability termination, performance-based equity awarded during or after 2019 would remain outstanding and vest, if at all, based on actual performance through the end of the applicable performance period (rather than vesting at target, as the existing agreement previously provided and continues to provide with respect to pre-2019 performance-based equity awards); (ii) upon a severance event during the 2020 fiscal year, in addition to his other severance rights, Mr. Kaufman would be eligible to receive a pro-rata annual bonus for the year of termination, based on actual performance in that year; and (iii) any severance benefits payable to Mr. Kaufman will be conditioned on his execution of a release of claims.

34 | 2019 Proxy Statement

The CTO position is a challenging role that will be crucial to our successful transformation. Given his executive skills, experience and deep familiarity with our organization, we concluded that Mr. Kaufman is uniquely qualified to fill this role and lead our transformation process. The CTO role will require Mr. Kaufman’s full time and attention and, therefore, he was asked to step down from his former roles of Chief Legal and Administrative Officer and Corporate Secretary, and his former duties were reassigned to other employees. However, the CTO position is a not a permanent role within our organization. Upon conclusion of the transformation process, it is not expected that Mr. Kaufman will have the opportunity to resume his former duties or be offered another senior executive position with us. Therefore, in consideration for Mr. Kaufman’s agreement to accept the CTO position and waive his right to resign now with Good Reason as a result of the reassignment of his former duties, the Company has agreed that, if Mr. Kaufman remains in service with the Company through June 1, 2020 (the expected end date for the CTO position), a resignation from employment by Mr. Kaufman during June 2020 will be treated as a resignation with Good Reason. Upon a Good Reason resignation, Mr. Kaufman would be entitled to the severance benefits contemplated by his Employment Agreement, as amended.

Employment Agreements and Severance/Change in Control Benefits
The Company has entered into employment agreements with each of the NEOs (“Employment Agreements”). The term of each of the Employment Agreements is “at will” and may be terminated by the Company or executive at any time, and each executive is restricted from competing with the Company for two years after termination of employment regardless of the reason for the termination.
Under the terms of the Employment Agreements, each executive shall be entitled to all benefits afforded to management personnel or as determined by the Board, including, but not limited to, insurance programs, vacation, sick leave and 401(k) benefits.
Upon an executive’s termination of employment without cause or by the executive with good reason, the executive, subject to an effective release, would receive an amount equal to two times (A) the executive’s base salary plus (B) the executive’s target bonus. Such amount would be paid in a lump sum. If such termination occurred within 18 months following a change in control (as defined in the Employment Agreements) the “two” would be replaced by two and one-half (three in the case of the Executive Chairman and the Chief Executive Officer). The executive would also receive continuation of medical benefits for up to 18 months. Additionally, any time-based equity grants made to the executive would become fully vested. Any performance-based equity grants made to the executive will remain outstanding and will vest, if at all, based on actual performance through the end of the applicable performance period, with the exception of pre-2019 performance-based awards granted to Mr. Kaufman, which would vest at the target level.
If the executive’s employment with the Company is terminated due to death or disability, then the same treatment with respect to equity would apply; provided that if the executive’s employment terminates due to death, all performance-based equity grants will vest and be paid at the target level. Any options held by the executive will generally remain outstanding until the earlier of the original stated expiration date of the option, one year from the date of termination or any accelerated expiration date of the options provided under the applicable incentive plan, as amended, including upon a change of control, with the exception of Mr. Kaufman whose options would not be extended.
The triggering events which would result in the payment of the severance amounts described above were selected because they provide employees with a guaranteed level of financial protection upon loss of employment and are considered competitive with severance provisions being offered currently in the market. The estimated payments upon a hypothetical termination for each of the NEOs as of the end of fiscal 2018 (and the actual payments, in the case of Messrs. Bartel, Hogan and Mauler are detailed in "Employment Agreements and Potential Payments upon Termination or Change in Control" below.

Other Considerations
Stock Ownership
The Company has adopted a stock ownership policy which requires its NEOs and non-employee directors to be stockholders in the Company. The Compensation Committee believes that ownership of stock of the Company that is material to the income of the individuals involved is sufficient to provide the required incentive to such officers and non-employee directors and align their interests with the interests of the Company’s stockholders. For a description of the stock ownership policy, see “Corporate Governance—Equity Ownership Policy” above.
Claw-back of Awards
The Company has adopted a formal claw-back policy to recover past compensation awards from executive officers in the event of fraud or a restatement. For a description of the claw-back policy, see “Corporate Governance—Claw-back Policy” above. The Company has not historically had any restatements or adjustments of this nature.

2019 Proxy Statement | 35

Anti-Hedging
The Company has adopted a formal anti-hedging policy prohibiting its employees and non-employee directors from entering into any form of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments to protect against a loss in value of common stock. For a description of the anti-hedging policy, see “Corporate Governance—Anti-Hedging Policy” above.
Retirement Policy
The Company maintains a retirement policy for its employees (including NEOs) which provides for accelerated vesting of annual incentive awards under certain circumstances (the “Retirement Policy”). Employees who attain a minimum age of 55, complete a minimum period of service with the Company and its affiliates of 10 years and whose age plus years of service equal or exceed 70 are considered “retirement eligible” under the Retirement Policy. The purpose of the Retirement Policy is to encourage and reward loyalty and long service. The Retirement Policy is administered by the Compensation Committee and will generally not apply to the stock awards of any employee whose employment is terminated “for cause.”
To be subject to the Retirement Policy, an award held by a retirement eligible grantee must be outstanding for six months. Once an award is subject to the Retirement Policy, any otherwise applicable service-based risk of forfeiture is waived, although shares subject to the award will generally remain non-transferable until the earlier of retirement or the otherwise applicable vesting date. Performance-based awards remain outstanding and subject to the applicable performance conditions following retirement, and were previously subject to proration to reflect the portion of the performance period actually worked by the grantee. The Retirement Policy was amended to remove the proration feature in February 2018. The exercise period for stock options is generally extended until the first anniversary of retirement. By virtue of their age and service to the Company, Messrs. DeMatteo, Lloyd and Kaufman are each “retirement eligible” under the Retirement Policy.
Retirement Benefits
Each of the Company’s executive officers is entitled to participate in the Company’s defined contribution 401(k) plan on the same basis as all other eligible employees. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue Service (“IRS”), the contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($18,500 pre-tax and $6,000 catch-up for 2018). Our executive officers are subject to these limitations and therefore the Company does not consider its retirement benefits to be a material portion of the compensation program for our executive officers.
Life Insurance
We maintain an executive life insurance plan for our key executives which became effective in 2012. As part of this plan, we pay recoverable premiums on split-dollar life insurance policies that provide a death benefit to beneficiaries designated by each participating executive. The portion of the death benefit payable to the executive’s beneficiary is equal to two times the base salary that was in effect at the time the executive first commenced participation in the plan. Participating executives become vested under the plan upon the first of (i) the executive’s tenth anniversary of continuous participation in the plan, (ii) the executive’s attainment of age 65, or (iii) the executive’s death. If a vested executive terminates employment with the Company prior to attaining age 65, the executive may then elect to receive from the Company an assignment of their policy. If a vested executive terminates employment from the Company after attaining age 65 but prior to participating in the plan for 10 years, the Company will continue to pay premiums on their policy through the tenth anniversary of the executive’s commencement of participation in the plan and the executive may then elect to receive an assignment of the policy. In either case, if the executive assumes the policy, the Company will first withdraw from the policy its full cash value.
Dividends
Under the terms of the 2011 Incentive Plan and related award agreements, dividends on unvested shares are accrued and will only be paid upon vesting of the underlying shares. Accordingly, our NEOs received dividends on the shares subject to their restricted stock award once those awards became vested in fiscal 2018. If above-target performance results in a NEO earning an above-target number of shares from performance-based awards, the NEO will also receive a dividend equivalent credit equal to the dividends that would have been paid on the additional earned shares had those shares been issued on the original grant date of the performance-based award. Those dividend equivalent credits will be paid only if and when the underlying shares vest (generally, upon satisfaction of time-based service criteria following the end of the applicable performance period or in the event of accelerated vesting due to death, disability or retirement eligibility).
Benefits and Perquisites
The Company maintains traditional health and welfare benefit plans and a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. In addition to these traditional benefits, the Company offered in fiscal 2018 certain executive level perquisites to key executives, including all NEOs, which are designed to be competitive with the compensation practices of similar corporations, including life insurance and disability insurance commensurate with executive salaries, third-party financial planning services and annual physical examinations. Messrs. Mauler, Lloyd, Kaufman, Crawford, Bartel, and Hogan utilized the third-party financial planning services in fiscal 2018.

36 | 2019 Proxy Statement

The NEOs are eligible to use the Company plane for personal use. However, only Mr. DeMatteo used the plane for personal use in fiscal 2018. We value the benefit of personal use of the plane based on the incremental costs to operate the plane, which is calculated based on the portion of the total variable operating costs for the fiscal year that was incurred as a result of personal use of the aircraft. These variable operating costs were provided by the third party retained to pilot and maintain the Company plane and include the following:

•	fuel;

•	crew expenses;

•	ground services;

•	aircraft telecommunication;

•	catering & aircraft supplies;

•	aircraft parts & supplies;

•	maintenance labor & expenses;

•	aircraft cleaning;

•	international fees; and

•	navigation and weather services.
The variable operating costs are divided by the total nautical miles flown by the Company plane during the year to arrive at a variable cost per nautical mile. This cost per nautical mile is then multiplied by the number of nautical miles incurred for personal use to arrive at the aggregate incremental cost attributable to the NEO. Additionally, while it happens rarely, if an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this "deadhead" segment would be included in the calculation of aggregate incremental cost.
The Company provides reimbursements to the NEOs to cover the additional income taxes associated with their company-paid life and disability insurance premiums and company provided financial planning assistance and annual physical examinations.

Compensation Committee Report on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with members of the Company’s management. Based on such review and discussions and relying thereon, we have recommended to the Board that the Compensation Discussion and Analysis set forth above be included in the Company’s 2018 Annual Report on Form 10-K and in this Proxy Statement.
Compensation Committee
Gerald R. Szczepanski, Chair
Thomas N. Kelly Jr.
Kathy P. Vrabeck
Lizabeth Dunn

2019 Proxy Statement | 37

Summary Compensation Table
The following table (the “Summary Compensation Table”) sets forth the compensation earned during the fiscal years indicated by our NEOs. The titles shown in the following table reflect the executives' roles as of the last day of fiscal 2018.

Name and Principal Position	Year (6)	Salary (7)	Bonus (8)	Stock Awards (9)	Non-Equity Incentive Plan Compensation (10)	All Other Compensation (11)	Total
Shane S. Kim(1)	2018	$1,021,795	$25,000	$1,500,013	$—	$33,165	$2,579,973
Interim Chief Executive Officer

Michael Mauler(2)	2018	284,308	—	3,500,305	—	36,598	3,821,211
Former Chief Executive Officer	2017	592,000	—	1,081,478	266,400	91,669	2,031,547
	2016	590,615	—	1,081,116	438,080	54,780	2,164,591
Daniel A. DeMatteo(3)	2018	502,692	—	920,638	497,000	103,629	2,023,959
Executive Chairman and Former Interim Chief Executive Officer	2017	440,385	—	750,816	338,409	100,327	1,629,937
	2016	550,000	—	1,200,222	610,500	75,634	2,436,356
Robert A. Lloyd	2018	831,681	—	2,221,893	742,246	82,793	3,878,613
Chief Operating Officer and Chief Financial Officer	2017	709,000	—	1,512,250	319,050	92,471	2,632,771
	2016	707,385	—	1,513,562	524,660	70,541	2,816,148
Daniel J. Kaufman(4)	2018	693,671	375,000	1,125,406	497,000	72,471	2,763,548
Executive Vice President, Chief Legal and Administrative Officer

Troy W. Crawford(4)	2018	467,492	255,000	375,135	345,000	52,783	1,495,410
Senior Vice President, Chief Accounting Officer

Tony D. Bartel(5)	2018	46,350	—	—	—	4,241,066	4,287,416
Former Chief Operating Officer	2017	927,000	—	2,161,440	521,438	75,291	3,685,169
	2016	924,923	—	2,160,400	857,475	52,029	3,994,827
Michael P. Hogan(5)	2018	31,000	—	—	—	2,535,152	2,566,152
Former Executive Vice President, Strategic Business and Brand Development	2017	620,000	—	1,081,478	279,000	73,701	2,054,179
	2016	613,923	—	1,081,116	458,800	62,539	2,216,378
 ____________________________

(1)
Mr. Kim served as the Company's Interim Chief Executive Officer from May 31, 2018 to April 15, 2019. Mr. Kim was not employed by the Company prior to May 31, 2018 and has served as a director since 2011. The salary amount presented for Mr. Kim includes $58,333 representing his cash retainer earned as a non-employee director from the beginning of fiscal 2018 through May 31, 2018.

(2)
Mr. Mauler served as our Chief Executive Officer from February 4, 2018 to May 9, 2018 and resigned from employment with the Company on May 9, 2018. Mr. Mauler forfeited the stock awards granted in fiscal 2018.

(3)
Mr. DeMatteo served as the Company's Interim Chief Executive Officer from November 13, 2017 to February 4, 2018, for which his base salary was temporarily set to $900,000 from November 13, 2017 to March 1, 2018. His base salary was reset to $400,000 at March 1, 2018. Mr. DeMatteo again assumed the interim Chief Executive Officer role from May 9, 2018 to May 31, 2018 and received a base salary increase to $500,000, effective May 31, 2018. Throughout these periods, Mr. DeMatteo has continued to serve as Executive Chairman.

(4)	Messrs. Kaufman and Crawford each became one of the three other most highly compensated executive officers in fiscal 2018. As such, compensation for fiscal years 2017 and 2016 is not listed.

(5)	On February 7, 2018, Messrs. Bartel and Hogan ceased employment with the Company.

(6)	Reflects fiscal 2018, 2017 and 2016.

(7)	Reflects salary paid for fiscal 2018, 2017 and 2016.

(8)
Reflects cash bonuses paid during fiscal 2018. Mr. Kim's bonus was in connection with his relocation to Grapevine, Texas to serve as Interim Chief Executive Officer. Mr. Kaufman's bonus relates to the time-based cash award which was granted along with the fiscal 2018 grants of restricted stock awards, the vesting of which was accelerated under our Retirement Policy. Mr. Crawford's bonus relates to one tranche of each of fiscals 2015, 2016, and 2017 cash awards granted along with the restricted stock awards for each respective year. Each recipient of a cash award received the right to an amount of cash consideration that was fixed on the award date and vests ratably over a three-year service period, subject to accelerated vesting upon attainment of retirement eligibility and other terms.

38 | 2019 Proxy Statement

(9)
Reflects the grant date fair value for the designated fiscal years for the restricted stock awards in accordance with ASC 718 based on the common stock price on the date of grant. The assumptions used by the Company in calculating the grant date fair value are incorporated herein by reference to Note 13 to the Company’s consolidated financial statements in its Annual Report on Form 10-K, filed April 2, 2019. For the fiscal 2018 LTI awards, for Messrs. DeMatteo and Lloyd, 50% of the stock awards include performance-based restricted shares and for Mr. Kaufman, 67% of the stock awards include performance-based restricted shares. If these performance-based awards are earned at the maximum of 200% of the target award, then the grant date fair market value of the performance-based shares would be as follows: Mr. DeMatteo - $920,638; Mr. Lloyd - $2,221,893; and Mr. Kaufman - $1,500,541. Mr. Crawford's fiscal 2018 LTI award does not include any performance-based restricted shares. Mr. Mauler forfeited his 2018 stock awards upon his separation from the Company effective on May 9, 2018.

(10)	Reflects incentive-based bonuses earned in each fiscal year.

(11)
The amounts reported in the "All Other Compensation" column represent the sum of (a) the aggregate incremental cost to the Company of all perquisites and other personal benefits, including the personal use of the Company plane, premiums on life insurance and long-term disability insurance, third party financial planning services and annual physical examinations; (b) the amounts contributed by the Company to our 401(k) retirement savings plan and medical expense reimbursement plan; and (c) post-employment payments made in connection with terminations. See details of these amounts for fiscal 2018 in the "All Other Compensation" table below.

All Other Compensation
The following table provides information regarding the amounts reported in the "All Other Compensation" column of the Summary Compensation Table above for fiscal 2018:

Name	Personal Use of Company Plane (1)	401(k) Matching Contributions	Life Insurance (2)	Long-term Disability (2)	Financial Services (2)	Medical Reimbursement (3)	Severance Payments (4)	Total ($)
Shane S. Kim	$—	$—	$96	$23,975	$—	$9,094	$—	$33,165
Michael Mauler	—	9,634	11,012	—	8,275	7,677	—	36,598
Daniel A. DeMatteo	5,735	10,345	212	67,495	—	19,842	—	103,629
Robert A. Lloyd	—	11,514	10,501	27,292	13,644	19,842	—	82,793
Daniel J. Kaufman	—	8,662	11,484	20,427	12,056	19,842	—	72,471
Troy W. Crawford	—	12,538	2,373	7,091	10,939	19,842	—	52,783
Tony D. Bartel	—	2,568	9,720	—	13,644	18,425	4,196,709	4,241,066
Michael P. Hogan	—	1,085	10,010	—	13,644	9,212	2,501,201	2,535,152
 ____________________________

(1)
Personal use of Company aircraft is valued based on the aggregate incremental costs to the Company to operate the aircraft. As described more fully in the "Other Considerations" section above, the aggregate incremental cost is calculated based on the portion of the total variable operating costs for the fiscal year that was incurred as a result of personal use of the aircraft. Our NEOs are fully responsible for the personal income tax liability associated with this perquisite. The Company does not provide a tax gross-up with respect to such imputed income.

(2)	Includes reimbursements to cover the additional income taxes associated with these perquisites.

(3)	Represents Company contributions to our medical expense reimbursement plan.

(4)
During fiscal 2018, Michael Mauler, Tony D. Bartel and Michael P. Hogan ceased employment with the Company. These amounts represent the base, bonus, and continuing group health benefit components of Messrs. Bartel and Hogan's severance payments received in connection with their termination.

2019 Proxy Statement | 39

Grants of Plan-Based Awards in Fiscal 2018
The following table shows all grants of plan-based awards, which consisted of grants of time-based and performance-based restricted shares of our common stock and grants of annual performance-based bonuses under the 2011 Incentive Plan, as amended, granted to the NEOs for fiscal 2018. Messrs. Bartel and Hogan ceased employment with the Company prior to the grants of the fiscal 2018 plan-based awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Shane S. Kim	6/4/2018	—	—	—	—	—	—	105,338	$1,500,013
Michael Mauler(6)	2/23/2018	$1,000,000	$2,000,000	$2,500,000
	2/23/2018				54,795	109,590	219,180		$1,750,152
	2/23/2018							109,590	$1,750,152
Daniel A. DeMatteo	2/23/2018	$350,000	$700,000	$875,000
	2/23/2018				11,745	23,490	46,980		$375,135
	6/4/2018				2,991	5,982	11,964		$85,184
	2/23/2018							23,490	$375,135
	6/4/2018							5,982	$85,184
Robert A. Lloyd	2/23/2018	$522,709	$1,045,417	$1,306,771
	2/23/2018				26,303	52,605	105,210		$840,102
	6/4/2018				9,510	19,020	38,040		$270,845
	2/23/2018							52,605	$840,102
	6/4/2018							19,020	$270,845
Daniel J. Kaufman	2/23/2018	$350,000	$700,000	$875,000
	2/23/2018				23,490	46,980	93,960		$750,271
	2/23/2018							23,490	$375,135
Troy W. Crawford	2/23/2018	$187,500	$375,000	$468,750
	2/23/2018							23,490	$375,135
 ____________________________

(1)
Non-Equity Incentive Plan Awards were granted under the 2011 Incentive Plan, as amended. The bonus targets for Messrs. DeMatteo, Lloyd and Kaufman are based upon a determined percentage of their weighted-average target bonus amount for the year. Mr. Crawford's bonus target was based upon a percentage of his salary at the end of the fiscal year.

(2)	If at least 75% of the performance Target is achieved.

(3)
Equity Incentive Plan Awards were granted under the 2011 Incentive Plan and consist of restricted shares of common stock subject to achievement of certain performance targets with respect to the Company's operating earnings. For additional information on the grant, refer to the discussion under “Long-term Incentive Awards” in the Compensation Discussion and Analysis above.

(4)
Other Stock Awards were granted under the 2011 Incentive Plan and consist of restricted shares of common stock subject primarily to time-based vesting. For additional information on the grant, refer to the discussion under “Long-term Incentive Awards” in the Compensation Discussion and Analysis above.

(5)
The grant date fair value of each equity award was computed in accordance with ASC 718 based on the closing price of common stock on the grant date. For the restricted stock subject to performance measures, the grant date fair value was determined based on the vesting of the target number of shares, which the Company believed to be the probable outcome to be achieved under the grants as of the date of the grant.

(6)
Mr. Mauler served as our Chief Executive Officer from February 4, 2018 to May 9, 2018 and resigned from employment with the Company on May 9, 2018. Mr. Mauler forfeited his fiscal 2018 bonus opportunity as well as his stock awards granted in fiscal 2018.

40 | 2019 Proxy Statement

Outstanding Equity Awards at Fiscal 2018 Year-End
The following table provides information for the executive officers named in the Summary Compensation Table, excluding Michael Mauler, regarding outstanding equity awards held as of February 2, 2019 by those executive officers. Mr. Mauler did not have any outstanding equity awards as of February 2, 2019. In addition, the 2017 performance-based restricted stock awards are excluded from the table below as it was determined that they were not earned as of the last day of fiscal 2018. The year-end values in the table for the market value of shares that have not vested have been calculated based on the $11.24 per share closing price of common stock on February 1, 2019 (the last trading date of the fiscal year).

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (2) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Shane S. Kim(5)	6/4/18	—	—	—	105,338	$1,183,999	—	—
Daniel A. DeMatteo	6/4/18	—	—	—	5,982	$67,238	2,991	$33,619
	2/23/18	—	—	—	—	—	11,745	$132,014
	3/7/14	50,550	$38.52	3/6/24	—	—	—	—
	2/22/13	87,930	$24.82	2/21/23	—	—	—	—
Robert A. Lloyd	6/4/18	—	—	—	19,020	$213,785	9,510	$106,892
	2/23/18	—	—	—	—	—	26,303	$295,640
	3/7/14	33,960	$38.52	3/6/24	—	—	—	—
	2/22/13	19,700	$24.82	2/21/23	—	—	—	—
Daniel J. Kaufman	2/23/18	—	—	—	—	—	23,490	$264,028
Troy W. Crawford	2/23/18	—	—	—	23,490	$264,028	—	—
	3/3/17	—	—	—	3,370	$37,879	—	—
	2/26/16	—	—	—	2,790	$31,360	—	—
Tony D. Bartel	3/7/14	48,510	$38.52	2/7/2019	—	—	—	—
	2/22/13	84,390	$24.82	2/7/2019	—	—	—	—
Michael P. Hogan	3/7/14	24,270	$38.52	2/7/2019	—	—	—	—
	2/22/13	42,210	$24.82	2/7/2019	—	—	—	—
 ____________________________

(1)
The options reflected herein were granted under the 2011 Incentive Plan, and vest and became exercisable in equal annual increments over a three-year period following the grant date. The options expire one day before the tenth anniversary of the grant date.

(2)
Represents unvested restricted shares outstanding as of February 2, 2019 which will vest based upon continued service to the Company. The shares outstanding as of the end of fiscal 2018 are comprised of time-based awards of restricted shares that vest on an annual basis over a three-year period which were granted on February 26, 2016, March 3, 2017 and February 23, 2018. The additional awards granted on June 4, 2018 vest on the same schedule as the February 23, 2018 awards, with the exception that they are not eligible for accelerated vesting based upon retirement eligibility.

(3)
This column excludes 36,015, 62,999 and 19,980 share awards for Messrs. DeMatteo, Lloyd and Kaufman, respectively, that were granted on February 26, 2016, March 3, 2017 and February 23, 2018 and that on or prior to February 2, 2019 became vested for tax purposes on an accelerated basis in accordance with the Company’s Retirement Policy. Pursuant to the Retirement Policy, such shares will be released from transfer restrictions upon the earlier of the original vesting date or the executive officer's retirement.

(4)
Represents threshold level of unvested restricted shares outstanding as of February 2, 2019 which will be earned, if at all, based upon the achievement of certain performance targets as well as continued service to the Company. All of the performance-based restricted shares granted in fiscal 2018 are tied to certain operating earnings Targets for fiscals 2018 and 2019 and will vest, to the extent earned, on February 23, 2021, which represents the end of the three-year vesting period (except in the case of executives that are retirement eligible, who will vest in these awards (to the extent earned) immediately at the end of the performance period).

(5)
Mr. Kim served as our interim CEO from May 31, 2018 to April 15, 2019. Mr. Kim was granted a time-based award on June 4, 2018, which will vest on May 31, 2019 subject to Mr. Kim’s continued service through such date.

2019 Proxy Statement | 41

Stock Vested and Option Exercises
The following table provides information for the executive officers named in the Summary Compensation Table regarding shares acquired upon vesting of stock awards during fiscal 2018 by those executive officers. Shane Kim did not vest in any stock awards he received in his role as Interim Chief Executive Officer during fiscal 2018. The values realized upon vesting in the table have been calculated using the stock price at the time of vesting. No stock options were exercised by our NEOs during fiscal 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
Shane S. Kim(2)	6,549	$98,039
Michael Mauler	32,453	$437,466
Daniel A. DeMatteo(3)	50,622	$764,600
Robert A. Lloyd(3)	98,003	$1,505,198
Daniel J. Kaufman(3)	28,545	$467,002
Troy W. Crawford	6,595	$101,212
Tony D. Bartel(4)	114,857	$1,671,646
Michael P. Hogan(4)	57,477	$836,535
 ____________________________

(1)
The value realized on vesting was our closing stock price on the vesting date multiplied by the number of shares vested. All amounts are shown prior to the surrender of shares, if any, to cover withholding taxes in connection with the vestings.

(2)	The share awards acquired on vesting by Mr. Kim during fiscal 2018 were granted to him in fiscal 2017 in connection with his service as a director of the Company.

(3)
The value realized on vesting for Messrs. DeMatteo, Lloyd and Kaufman reflect certain share awards vested for tax purposes on an accelerated basis in accordance with the Company's Retirement Policy; however, these shares will not actually be released from transfer restrictions until the otherwise scheduled vesting date or, if earlier, upon the executive's actual retirement. As of February 2, 2019, 36,015, 62,999 and 19,980 of these shares had not yet become transferable by Messrs. DeMatteo, Lloyd and Kaufman, respectively.

(4)
Messrs. Bartel and Hogan ceased employment with the Company on February 7, 2018 and the vesting of certain equity awards accelerated in connection with their terminations, in accordance with their employment agreements.

Pension Plans and Nonqualified Deferred Compensation
The Company does not offer a pension plan; therefore, we have omitted the Pension Benefits Table.
None of the Company’s NEOs in fiscal 2018 participated in the Company’s nonqualified deferred compensation plan; therefore, we have omitted the Nonqualified Deferred Compensation Table.

42 | 2019 Proxy Statement

Employment Agreements and Potential Payments upon Termination or Change in Control
We have historically maintained employment agreements with our NEOs. See “Employment Agreements and Severance/Change in Control Benefits” above for a description of the terms of these employment agreements. Amounts owed to the NEOs upon termination or a change in control assuming a triggering event took place on February 2, 2019, the last day of the Company’s most recently completed fiscal year, are presented below. Messrs. Mauler, Bartel and Hogan are excluded from the table below as they were not employed by the Company on the last day of February 2, 2019.

Name	Benefit	Termination Without Cause or With Good Reason	Termination Without Cause or With Good Reason Upon Change In Control	Termination Upon Death	Termination Upon Disability
Shane S. Kim	Salary (1)	$—	$486,000	$—	$—
	Accelerated Restricted Stock (1)	1,183,999	1,183,999	1,183,999	1,183,999
	Split-dollar Life Insurance	—	—	3,000,000	—
	Total	$1,183,999	$1,669,999	$4,183,999	$1,183,999

Daniel A. DeMatteo	Salary (2)	$1,000,000	$1,500,000	$—	$—
	STI Bonus (3)	1,500,000	2,250,000	—	—
	Medical Benefits (4)	45,237	45,237	—	—
	Accelerated Restricted Stock (5)(8)	67,238	67,238	565,417	67,238
	Total (11)	$2,612,475	$3,862,475	$565,417	$67,238

Robert A. Lloyd	Salary (2)	$1,800,000	$2,250,000	$—	$—
	STI Bonus (3)	2,250,000	2,812,500	—	—
	Retention Bonus (6)	2,000,000	2,000,000	—	—
	Medical Benefits (4)	43,204	43,204	—	—
	Accelerated Restricted Stock (5)(9)	213,785	213,785	1,355,038	213,785
	Split-dollar Life Insurance	—	—	1,200,000	—
	Total (11)	$6,306,989	$7,319,489	$2,555,038	$213,785

Daniel J. Kaufman	Salary (2)	$1,500,000	$1,875,000	$—	$—
	STI Bonus (3)	1,500,000	1,875,000	—	—
	Retention Bonus (6)	2,000,000	2,000,000	—	—
	Medical Benefits (4)	48,668	48,668	—	—
	Accelerated Restricted Stock (7)(10)	584,873	584,873	584,873	584,873
	Split-dollar Life Insurance	—	—	910,000	—
	Total	$5,633,541	$6,383,541	$1,494,873	$584,873

Troy W. Crawford	Salary (2)	$1,000,000	$1,250,000	$—	$—
	STI Bonus (3)	750,000	937,500	—	—
	Retention Bonus (6)	1,000,000	1,000,000	—	—
	Medical Benefits (4)	50,004	50,004	—	—
	Accelerated Restricted Stock (5)	333,266	333,266	390,084	333,266
	Split-dollar Life Insurance	—	—	661,500	—
	Total	$3,133,270	$3,570,770	$1,051,584	$333,266
 ____________________________

(1)
On May 31, 2018, in connection with the appointment of Mr. Kim as Interim Chief Executive Officer, the Company and Mr. Kim entered into a letter agreement that provided for Mr. Kim to receive a base salary at an annualized rate of $1,500,000 per year. In the event that (i) a change in control of the Company were to occur prior to May 31, 2019 and (ii) Mr. Kim’s employment were to be terminated by the Company without cause or Mr. Kim were to resign with good reason following the change in control but prior to May 31, 2019, Mr. Kim would be entitled to receive any base salary that he would have received had he remained employed until May 31, 2019, provided he executed a general release of claims in favor of the Company and its affiliates. Additionally, Mr. Kim also received a one-time grant of 105,338 shares of restricted stock with a grant date value of $1,500,000. The restricted stock will vest on May 31, 2019, subject to Mr. Kim’s continued service through such date, whether as an employee, director or other service provider. In the event that Mr. Kim were to cease to provide services prior to May 31, 2019 due to (i) a termination by the Company without cause, (ii) death or (iii) a disability, the restricted stock would vest upon the termination date, provided he (or his personal representative or estate, if applicable) executes a release. Mr. Kim was succeeded as Chief Executive Officer by George Sherman on April 15, 2019. Mr. Kim will continue serving as a director on the Board until our 2019 Annual Meeting and will not stand for re-election.

(2)
Pursuant to the terms of the Employment Agreements, this amount is calculated as two times the NEO's annual base salary in effect at the time in the event of a termination without cause or with good reason. In the event of a termination without cause or with good reason in connection with a

2019 Proxy Statement | 43

change in control event, this amount is calculated as three times the NEO's annual base salary in effect at the time in the case of Mr. DeMatteo, and two and one-half times the NEO's annual base salary in effect at the time in the case of Messrs. Lloyd, Kaufman and Crawford. No salary amounts are payable under the Employment Agreements with respect to a termination for cause or without good reason, or a termination upon death or disability of the executive.

(3)
Pursuant to the terms of the Employment Agreements, this amount is calculated as two times the NEO's annual incentive bonus target in effect at the time in the event of a termination without cause or with good reason. In the event of a termination without cause or with good reason in connection with a change in control event, this amount is calculated as three times the NEO's annual incentive bonus target in the case of Mr. DeMatteo, and two and one-half times the NEO's annual bonus incentive target in effect at the time in the case of Messrs. Lloyd, Kaufman and Crawford. Mr. Kim was not eligible for an annual bonus under his interim CEO agreement. No bonus amounts are payable under the Employment Agreements with respect to a termination for cause or without good reason, or a termination upon death or disability of the executive.

(4)
In the event of a termination without cause or with good reason, or a termination without cause or with good reason in connection with a change in control event, the NEOs are eligible under the Employment Agreements to receive medical benefits until the earlier of the expiration of 18 months following the termination date or the date on which the executive becomes eligible for coverage under another employer's medical plan. The amounts in the table above reflect the estimated value of medical coverage to each NEO assuming the maximum 18-month coverage period.

(5)
Pursuant to the terms of the Employment Agreements for Messrs. DeMatteo, Lloyd and Crawford, unvested restricted shares that are subject to vesting based on continued service to the Company will immediately become vested upon termination without cause, termination with good reason, termination due to death or disability of the recipient, and termination without cause or with good reason in connection with the occurrence of a change in control event. Performance-vested awards held immediately prior to termination for which the performance period is not yet complete generally will remain outstanding until the end of the performance period and will vest, if at all, based on actual performance through the end of the performance period, except in the case of termination due to death of the recipient, in which case such performance-based awards will vest immediately at the target level. The values reflected in the "Termination Upon Death" column in the table above include the target number of unvested performance-based restricted shares as of the assumed termination date (in this case, February 2, 2019) and the closing stock price of $11.24 on February 1, 2019, the last trading day of fiscal 2018. Under all other termination scenarios outlined above, no value for the unvested performance-based restricted shares are reflected in the table as these awards would remain outstanding until the end of such performance periods, pursuant to the terms of the employment agreements.

(6)
Pursuant to the terms of Retention Agreements entered into on May 31, 2018, Messrs. Lloyd, Kaufman and Crawford are entitled to the payment of their entire retention award upon a termination without cause or with good reason.

(7)
Pursuant to the terms of the Employment Agreement for Mr. Kaufman, all unvested restricted shares held immediately prior to termination will immediately become vested upon termination without cause, termination with good reason, termination due to death or disability of the recipient, and termination without cause or with good reason in connection with the occurrence of a change in control event. Performance-vested awards will vest immediately at the target level. The values reflected in the table above include the target number of unvested performance-based restricted shares as of the assumed termination date (in this case, February 2, 2019) and the closing stock price of $11.24 on February 1, 2019, the last trading day of fiscal 2018.

(8)	The amount in each column excludes $404,809 of value related to shares that previously became vested for tax purposes but which remain non-transferable pursuant to the Retirement Policy.

(9)	The amount in each column excludes $708,109 of value related to shares that previously became vested for tax purposes but which remain non-transferable pursuant to the Retirement Policy.

(10)	The amount in each column excludes $224,575 of value related to shares that previously became vested for tax purposes but which remain non-transferable pursuant to the Retirement Policy.

(11)
Messrs. DeMatteo and Lloyd held stock options as of February 1, 2019 (the assumed date of the termination or change in control event). Pursuant to the terms of the Employment Agreements, the post termination exercise period of outstanding stock options is generally extended to one year following termination upon death, disability, termination without cause or resignation with good reason. However, the stock options held by the NEOs all have exercise prices in excess of the closing stock price of $11.24 on February 1, 2019, the last trading day of fiscal 2018. Accordingly, at that time, these stock options had no intrinsic value and therefore no amount is shown in the table above with respect to those awards.

Separation of Messrs. Bartel and Hogan
Messrs. Bartel and Hogan ceased employment with the Company on February 7, 2018. In connection with the cessation of their employment, they received the severance payments and benefits provided for in their respective employment agreements, which are summarized below. Stock values indicated below were calculated based on the closing price of our common stock at the time of vesting.
Mr. Bartel received $4,171,500 in respect of the base and bonus components of his severance, continuation of group health benefits for up to 18 months valued at $25,209, accelerated vesting of 76,300 shares of time-based restricted stock valued at $1,110,724 (plus accrued dividends on those shares totaling $208,981). In addition, Mr. Bartel vested in 38,557 shares valued at $560,922 (plus accrued dividends on those shares totaling $154,012) in respect of his 2015 and 2016 performance-based restricted stock grants, based on the Company’s actual performance through the end of the applicable performance periods. Finally, Mr. Bartel retained his 2017 performance-based restricted stock award, which was not earned based upon the Company's actual results through the fiscal 2018 performance period.

Mr. Hogan received $2,480,000 in respect of the base and bonus components of his severance, continuation of group health benefits for up to 18 months valued at $21,201, accelerated vesting of 38,180 shares of time-based restricted stock valued at $555,803 (plus accrued dividends on those shares totaling $104,577). In addition, Mr. Hogan vested in 19,297 shares valued at $280,732 (plus accrued dividends on those shares totaling $77,081) in respect of his 2015 and 2016 performance-based restricted stock grants, based on the Company’s actual performance through the end of the applicable performance period (i.e., through the end of fiscal 2017). Finally, Mr. Hogan retained his 2017 performance-based restricted stock award, which was not earned based upon the Company's actual results through the fiscal 2018 performance period.

44 | 2019 Proxy Statement

In addition, as of February 2, 2019, Messrs. Bartel and Hogan held vested stock options with respect to 132,900 and 66,480 shares, respectively. Pursuant to the terms of the their employment agreements, the termination of their employment resulted in the post-termination exercise periods of these options being extended through the first anniversary of their termination date (or, if less, until the otherwise applicable termination date of the option). These stock options subsequently expired on February 7, 2019.
Resignation of Mr. Mauler
Mr. Mauler resigned from employment with the Company on May 9, 2018. In connection with his resignation, 23,324 shares of restricted stock were released from transfer restrictions in accordance with the the Company's Retirement Policy. Mr. Mauler did not otherwise receive severance or other separation benefits in connection with his resignation.

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are disclosing the ratio of the total annual compensation of our CEO to that of our median employee. We identified the median employee among all our employees as of February 2, 2019 (the “determination date”).
We are a global retail company with approximately 16,000 full-time salaried and hourly employees and between 23,000 and 45,000 part-time hourly employees worldwide, depending on the time of year. As of the determination date, Mr. Kim was serving as our interim CEO with total annualized compensation of $3,058,178. For fiscal 2018, our median employee is a part-time hourly employee in one of our U.S. stores who worked an average of 23 hours per week. The annual compensation of the median employee was $11,231 for fiscal 2018. Based on this information, the ratio of the fiscal 2018 annual total compensation of our CEO to that of our median employee was approximately 272 to 1.
Mr. Kim’s total annualized compensation was determined by annualizing his base salary in effect as of the determination date. Mr. Kim's annualized compensation also includes the fiscal 2018 amounts reported under the "bonus", “stock awards” and “all other compensation” columns for Mr. Kim in the summary compensation table. Mr. Kim's annualized compensation excludes any amount paid to him in fiscal 2018 with respect to his service as a non-employee director (prior to his assumption of the Interim Chief Executive Officer position).
In order to identify the median employee in terms of compensation across our global population of 48,000 employees, we utilized total annual earnings from the 2018 calendar year which include, but are not limited to, salary/hourly wages, overtime, bonus and commissions. We used W-2 earnings for the U.S. employee population and the W-2 equivalent earnings for the international employee population. We annualized the compensation for permanent associates who joined the Company after January 1, 2018. Full-time equivalency adjustments were not performed for part-time associates.
We believe our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology in identifying the median employee and in calculating that person’s annual compensation. In addition, the SEC rules do not specify a single methodology in determining the total annual compensation of the CEO to be used in the pay ratio when a company had more than one person that served as CEO during the year. Accordingly, the pay ratio reported by other companies may not be comparable to the Company’s pay ratio disclosed above.

2019 Proxy Statement | 45

PROPOSAL 3: APPROVAL OF THE GAMESTOP CORP. 2019 INCENTIVE PLAN

Overview
On May 9, 2019, the Compensation Committee and Board of Directors approved, subject to the approval of the Company’s stockholders at the Meeting, the GameStop Corp. 2019 Incentive Plan (the “2019 Plan”). The 2019 Plan, if approved by stockholders, will replace the current Amended and Restated GameStop Corp. 2011 Incentive Plan (the “2011 Plan”).
Our principal reason for implementing the 2019 Plan is to obtain stockholder approval of additional shares for future compensatory equity issuances. If the 2019 Plan is approved by stockholders, 6,500,000 shares of Company common stock, plus any shares subject to 2011 Plan awards that expire, are forfeited, cancelled, terminated or settled in cash after the 2019 Plan is effective, will be available for issuance under the 2019 Plan.
If the 2019 Plan is approved by stockholders, no additional awards will be made pursuant to the 2011 Plan. If this proposal is not approved by our stockholders, the 2019 Plan will not become effective and the 2011 Plan will remain in effect in accordance with its present terms, which has an expiration date of June 21, 2021.
Why GameStop Corp. Believes You Should Vote to Approve Proposal 3
The 2019 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other share-based awards, for the purposes of providing officers, employees, consultants, advisors, and directors of our Company and Affiliates with incentives and rewards for performance.
We believe our future success depends in part on our ability to attract, motivate, and retain high-quality officers, employees, consultants, advisors, and directors, and that the ability to provide equity-based awards under the 2019 Plan is critical to achieving this success. If the 2019 Plan is not approved, it may jeopardize the Compensation Committee’s ability to achieve these objectives. We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate high-performing individuals, based on the fact that equity-based awards are a key design feature of the compensation programs of our competitors.
The use of equity as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is, and will continue to be, an important element of our overall compensation philosophy going forward. Equity compensation aligns the interests of our officers, employees, directors and other grantees with the interests of our stockholders and promotes a focus on long-term value creation. In addition, the 2019 Plan will allow us to continue to provide a means whereby those individuals who have responsibility for the successful administration and management of the Company can acquire and maintain ownership of shares of common stock, thereby strengthening their interests in the welfare of the Company.

Determination of Shares to be Available for Issuance Under the 2019 Plan
As of May 10, 2019, the number of shares remaining available for new grants under the 2011 Plan was 1,639,356. The Compensation Committee approved the share authorization requested under the 2019 Plan based, in part, on a belief that the number of shares currently available to grant under the 2011 Plan does not give us sufficient flexibility to adequately provide for future incentives.
In setting the number of proposed shares available for issuance under the 2019 Plan, the Compensation Committee considered a number of factors, including the Company’s historical grant practices, the dilutive effect of additional compensatory equity issuances, the Company’s current and expected future personnel complement, the prevailing price of the Company’s common stock and the published voting policies of institutional stockholders and their advisors.
Based on internal analyses of historical and future potential equity needs, we expect the share reserve proposed under the 2019 Plan would provide the Compensation Committee with the ability to deliver equity-based awards for approximately two to three years. The actual duration of this share reserve could vary from this estimate based on a number of factors, including, but not limited to, future stock prices, future changes to our grantee population, and future changes to our equity incentive design.
Important 2019 Plan Features
No Liberal Share Recycling. The 2019 Plan does not provide for the recycling of shares withheld for taxes. Similarly, upon net-settlement of stock options or stock-settlement of stock appreciation rights, the total number of shares subject to such awards will be subtracted from the shares available for issuance under the 2019 Plan.
Minimum Vesting Requirements. The 2019 Plan requires that any stock-based awards which are: (i) performance based shall have a minimum vesting period of one year or (ii) tenured (time-based) shall have a minimum vesting period of three years (with ratable vesting permitted, provided the first third of the Award is not scheduled to vest prior to the first anniversary of the grant date).

46 | 2019 Proxy Statement

Such minimum vesting shall not apply to circumstances like death, disability, involuntary termination, retirement eligibility, change in control, liquidation and dissolution. Additionally, such minimum vesting shall not apply to five percent of the shares that may be issued under the 2019 Plan or to regularly scheduled annual Awards to non-employee Directors with a vesting period at least equal to the regular term of service for which Directors are elected in that year.

No Dividends Paid Currently on Unvested Awards. Dividends or dividend equivalents payable with respect to 2019 Plan awards will be subject to the same vesting terms as the related award.
No Option or SAR Repricing. The 2019 Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval.
No Automatic Acceleration upon a Change in Control. The 2019 Plan reflects the Company’s current practice not to provide for automatic equity award vesting upon a change in control. Rather, we believe that it is important for the Compensation Committee to maintain flexibility as to the proper treatment of awards upon a change in control, so the Plan leaves this to the Compensation Committee’s judgment. In practice, we have entered into employment agreements with our senior executives that generally provide that awards only vest on an accelerated basis upon a change in control if the executive also experiences a severance event (so-called “double trigger” arrangements).
3-Year Annual Burn Rate and Year-End Dilution/Overhang
The table below illustrates dilution and other metrics relating to equity grants for the last three fiscal years.

	Fiscal 2018	Fiscal 2017	Fiscal 2016	Average
Annual Burn Rate(1)	1.2%	0.9%	0.8%	1.0%
Year-End Dilution(2)	1.6%	2.6%	2.6%	2.2%
Year-End Overhang(3)	4.4%	5.7%	6.6%	5.6%
__________________________________________

(1)
Calculated by dividing (a) the number of shares underlying stock awards and stock options granted during each respective fiscal year by (b) the weighted average number of shares outstanding (diluted) over each respective fiscal year

(2)
Calculated by dividing (a) the number of shares underlying stock awards and stock options outstanding at each respective fiscal year-end by (b) the sum of the Common Shares Outstanding at each respective fiscal year-end plus the numerator

(3)
Calculated by dividing (a) the number of shares underlying stock awards and stock options outstanding, plus any shares remaining available for future grant, at each respective fiscal-year end, by (b) the sum of the Common Shares Outstanding at each respective fiscal year-end plus the numerator.

Summary of Material Features of the 2019 Plan
The following is a summary of the material features of the 2019 Plan, which is qualified in its entirety by reference to the actual text of the 2019 Plan (attached hereto as Appendix A).
Eligibility. The 2019 Plan provides for the grant of equity awards to officers, employees, consultants, advisors and directors of the Company, our subsidiaries and affiliates selected from time to time by our Compensation Committee. The Compensation Committee will determine in its sole and absolute discretion the specific individuals eligible to participate in the 2019 Plan. As of May 9, 2019, we had five officers, approximately 39,900 other employees, 406 consultants and advisors, and 10 directors (not including employee directors, who are included in the number of employees). Depending on the time of year, the number of other employees fluctuates significantly due to the seasonality of our business.
Awards. Awards under the 2019 Plan may take the form of stock options, stock appreciation rights ("SARs"), restricted stock awards, restricted stock units ("RSUs"), performance awards and other share-based awards, or any combination of the foregoing (each, an “award” and collectively, “awards”).
Shares Available. Subject to the adjustment provisions discussed below under “Adjustments,” the total number of shares that may be issued under the 2019 Plan is 6,500,000. Upon the approval of the 2019 Plan by stockholders, no further awards will be granted under the 2011 Plan. Shares subject to awards (including 2011 Plan awards) that expire, are forfeited, cancelled, are otherwise terminated or are settled in cash shall be or again be available for grant under the 2019 Plan. As of May 10, 2019, there were 433,880 shares subject to stock options and 2,253,203 shares subject to unvested stock awards outstanding under the 2011 Plan.
Plan Administration.  Our Compensation Committee will administer the 2019 Plan. The Compensation Committee will be authorized to grant awards under the 2019 Plan, to interpret the provisions of the 2019 Plan and to prescribe, amend and rescind rules relating to the 2019 Plan or any award thereunder. Subject to applicable state law, the Compensation Committee may delegate to one or more officers of the Company (who need not be directors) the authority to grant 2019 Plan awards to participants who are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934.

2019 Proxy Statement | 47

Stock Options.  The 2019 Plan permits the granting of “incentive stock options” meeting the requirements of Section 422 of the Code, and “nonqualified stock options” that do not meet such requirements. The term of each option is determined by the Compensation Committee and shall not exceed ten years after the date of grant. Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Compensation Committee. In general, the per share exercise price for options must be at least equal to 100% of the fair market value of the underlying shares on the date of the grant, unless the option is intended to be compliant with the requirements of Section 409A of the Code. All 6,500,000 number of shares authorized for issuance under the 2019 Plan shall be available for issuance in respect of incentive stock options.

Stock Appreciation Rights.  The 2019 Plan permits the granting of SARs. The Compensation Committee will determine any vesting schedules and the terms and conditions of each grant, provided, however, the term of a SAR shall not exceed ten years. Upon the exercise of a SAR, the recipient is entitled to receive from the Company an amount in cash or shares with a fair market value equal to the appreciation in the value of the shares subject to the SAR over a specified reference price. The reference price per share of any SAR will not be less than 100% of the fair market value per share of Company common stock on the date of the grant of the SAR, unless the SAR is intended to be compliant with the requirements of Section 409A of the Code.
Restricted Stock.  The Compensation Committee may award restricted stock under the 2019 Plan. Restricted stock gives a participant the right to receive stock subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the shares may be based upon performance standards, length of service and/or other criteria as the Compensation Committee may determine. Until all restrictions are satisfied, lapsed or waived, we will maintain custody over the restricted stock, but the participant will be able to vote the shares and will be entitled to all distributions paid with respect to the shares (but see below, under the heading “No Current Dividends on Unvested Awards” with respect to the treatment of dividends while the shares remain unvested). During the period in which shares are restricted, the restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon termination of employment, the participant will forfeit the restricted stock to the extent the applicable vesting requirements have not by then been met.
Restricted Stock Units. The 2019 Plan provides that the Compensation Committee may grant restricted stock units, which represent the right to receive shares following the satisfaction of specified conditions. The Compensation Committee will determine any vesting schedules and the other terms of each grant of RSUs. A participant will not have the rights of a stockholder with respect to the shares subject to an RSU award prior to the actual issuance of those shares.
Performance Awards.  The 2019 Plan provides that the Compensation Committee may grant awards that are contingent upon the achievement of specified performance criteria (“Performance Awards”). Such awards may be payable in cash, shares or other property. The Compensation Committee will determine the terms of Performance Awards, including the performance criteria, length of the applicable performance period, and the time and form of payment.
Other Share-Based Awards.  The 2019 Plan provides that the Compensation Committee may grant other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. All the terms of such other share-based awards will be determined by the Compensation Committee.
No Dividends Paid Currently on Unvested Awards. Dividends or dividend equivalents payable with respect to 2019 Plan awards will be subject to the same vesting terms as the related award.
Adjustments.  In the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event affecting the Company’s common stock, the 2019 Plan provides that the Compensation Committee will make equitable adjustments to (i)  the number and type of shares available for future awards, (ii) the number and type of shares subject to outstanding awards, (iii) the grant or exercise price with respect to any award, and (iv) any performance-criteria expressed on a per share basis.
No Option or SAR Repricing.  The 2019 Plan provides that, except for adjustments in connection with certain corporate transactions, the exercise price of options and SARs will not be reduced without stockholder approval. Similarly, without stockholder approval, the 2019 Plan prohibits the exchange of underwater options or SARs for cash or other awards.

Transferability of Awards.  Generally, awards may be transferred only by will or the laws of intestacy. The Compensation Committee, however, may allow for the assignment or transfer of an award (other than incentive stock options and restricted stock awards) to a participant’s spouse, children and/or trusts, partnerships, or limited liability companies established for the benefit of the participant’s spouse and/or children, subject in each case to certain conditions on assignment or transfer.
Termination and Amendment.  The 2019 Plan will terminate ten years from the date of its approval by stockholders. No awards may be made after that date. Awards outstanding on such termination date will remain valid in accordance with their terms. The Compensation Committee may amend the 2019 Plan at any time but cannot, without the approval of stockholders, increase the number of shares that may be issued under the 2019 Plan or make any other change to the 2019 Plan that would require stockholder approval under applicable law or stock exchange rules.

48 | 2019 Proxy Statement

Treatment of Awards Upon a Change in Control.   Upon or immediately prior to a “change in control” of the Company (as the term is defined in the 2019 Plan), the Compensation Committee may, in its sole and absolute discretion and without the need for consent of the participant, vest, cancel, adjust, modify or exchange an award in such manner as the Compensation Committee deems appropriate. In addition, with respect to performance-based awards, the Compensation Committee may: (i) accelerate the end of the performance period and settle awards based on actual performance through that date (with or without adjustment of performance goals to reflect the abbreviated performance period), (ii) accelerate the end of the performance period and settle awards at the target level (with or without pro-ration to reflect the abbreviated performance period), and/or (iii) adjust performance goals to equitably reflect the change in control.

Treatment of Options/SARs Upon Termination of Employment.  Unless otherwise determined by the Compensation Committee, an option or SAR granted under the 2019 Plan will generally remain exercisable following termination of service, to the same extent it was exercisable immediately before such termination, for the lesser of (i) three months, or (ii) the period remaining until the original expiration date of such option or SAR.
Minimum Vesting Periods.  Awards made under the 2019 Plan that are payable or denominated in shares which are: (i) performance based shall have a minimum vesting period of one year or (ii) tenured (time-based) shall have a minimum vesting period of three years (with ratable vesting permitted, provided the first third of the Award is not scheduled to vest prior to the first anniversary of the grant date). Such minimum vesting shall not apply to circumstances like death, disability, involuntary termination, retirement eligibility, change in control, liquidation and dissolution. Additionally, such minimum vesting shall not apply to five percent of the shares that may be issued under the 2019 Plan or to regularly scheduled annual Awards to non-employee Directors with a vesting period at least equal to the regular term of service for which Directors are elected in that year.
Tax Withholding.  We may withhold amounts from participants to satisfy withholding tax requirements arising in connection with 2019 Plan awards. Unless otherwise determined by the Compensation Committee, these tax withholding requirements may be satisfied by the withholding of shares subject to the awards.
Clawback.  The Compensation Committee may provide in an award agreement that an award will be cancelled if the grantee violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in an award agreement that if the participant engages in any activity referred to in the preceding sentence, such participant will forfeit any gain realized on the vesting or exercise of such award and/or must repay the gain to the Company. Finally, the acceptance of a 2019 Plan award will constitute an acknowledgement by the grantee that such award will be subject to any clawback policy adopted by the Company or its affiliates from time to time.
Federal Income Tax Consequences Relating to Awards Under the 2019 Plan
Certain Federal Income Tax Consequences of the 2019 Plan.  The following is a brief summary of the principal federal income tax consequences of awards under the 2019 Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.
Incentive Stock Option. A participant does not recognize taxable income either at the time of grant or at the time of exercise of an incentive stock option. However, upon exercise, the difference between the fair market value of the shares and the exercise price is treated as an item of tax adjustment for purposes of the alternative minimum tax. If a participant does not dispose of shares acquired through the exercise of an incentive stock option in a “disqualifying disposition” (i.e., no disposition occurs within two years from the date of grant nor within one year from the date of exercise of that incentive stock option), then the participant will be taxed only upon the sale of such shares, and any gain then realized will be taxable as long term capital gain.

The Company will not receive any tax deduction on the exercise of an incentive stock option or, if the above holding period requirements are met, on the sale of the underlying shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed at the applicable capital gains rate and will not result in any deduction for the Company.
Nonqualified Stock Option. If nonqualified stock options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will then generally be entitled to a congruent and contemporaneous tax deduction. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

2019 Proxy Statement | 49

Stock Appreciation Right. No income will be realized by the participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received or the fair market value on the date of issuance of any shares received upon the exercise of a SAR. The Company will then generally be entitled to a congruent and contemporaneous tax deduction.
Restricted Stock. Except as described in the following paragraph, a grant of restricted stock does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, based on the fair market value of the shares when they are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will then generally be entitled to a congruent and contemporaneous tax deduction. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.

A participant may elect to recognize taxable ordinary income at the time restricted stock is awarded in amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. Any such election must be filed with the IRS and the Company within 30 days following the date of grant and must be filed with the federal income tax return for the taxable year in which such award occurs. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Any subsequent appreciation in the value of the shares will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.
Restricted Stock Units. If a participant is granted a restricted stock unit, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will then generally be entitled to a congruent and contemporaneous tax deduction. Any subsequent appreciation in the value of shares received will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.
Other Awards. The payment of cash or the issuance of unrestricted shares in settlement of any other 2019 Plan award will generally give rise to ordinary income, at the time of payment or issuance, equal to the amount of cash paid or the value of the shares issued. The Company will generally be entitled to a congruent and contemporaneous deduction. Any subsequent appreciation in the value of any shares received will be taxed at the applicable capital gains rate when the shares are sold and will not result in any deduction for the Company.
Code Section 162(m). Section 162(m) of the Internal Revenue Code limits a public company’s federal income tax deductions to $1,000,000 per year for compensation paid to certain executive officers (generally, the officers who appear as “named executive officers” in the summary compensation table in the issuer’s proxy statement). Our ability to claim otherwise available tax deductions for 2019 Plan awards may be limited by this law.
Excess Parachute Payments.  The acceleration of the vesting or payment of 2019 Plan awards in connection with a change in control, when considered together with other transaction related payments, may cause part or all of the consideration involved to be treated as "excess parachute payments" under Section 280G the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
ERISA Status
The 2019 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Stock Price Information
As of May 10, 2019, the closing price per share of Company common stock on the NYSE was $8.48.
2019 Incentive Plan Benefits
If the 2019 Plan is approved by stockholders, awards under the 2019 Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the number, name or positions of persons who will benefit from the 2019 Plan or the terms of any such benefits. For information with respect to equity awards granted to our NEOs and non-employee directors during the 2018 fiscal year, please see above under the headings “Director Compensation” and “Grants of Plan-Based Awards in Fiscal 2018” and “Outstanding Equity Awards at Fiscal 2018 Year-End.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2019 PLAN.

50 | 2019 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans
Information for our equity compensation plans, consisting of the 2011 Incentive Plan, as amended, and the 2001 Incentive Plan, in effect as of February 2, 2019 is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,693,590	(1)	$28.81	(2)	2,961,651	(3)
Equity compensation plans not approved by security holders	—		not applicable		—
Total	1,693,590		$28.81		2,961,651	(3)
 ____________________________

(1)
Includes shares of common stock to be issued associated with 599,255 stock options, 807,028 time-based restricted stock awards and 287,307 performance-based restricted stock awards. The performance-based restricted stock awards are subject to performance measures and may generally be earned in greater or lesser percentages if Targets are exceeded or not achieved by specified amounts.

(2)    Excludes restricted stock awards because such awards do not have an exercise price.
(3)    All shares reflected in this column relate to our 2011 Incentive Plan. No new awards may be granted under our 2001 Incentive Plan.
In March 2019, the Board of Directors appointed George Sherman to be its Chief Executive Officer, commencing on April 15, 2019. In addition, to induce Mr. Sherman to accept employment with the Company, Mr. Sherman received a “make whole” equity award consisting of 671,141 shares of restricted stock with a grant date value of $6,000,000 and a 2019 annual equity award consisting of 503,356 shares of restricted stock with a grant date value of $4,500,000. Each of these awards consist of 50% time-vested restricted stock and 50% performance-based restricted stock. The vesting provisions of these awards are substantially the same as those applicable to the 2019 annual equity awards (three-year service requirement for time-vested awards; goals for the performance-based awards to be determined later in 2019; accelerated vesting in certain death, disability or severance scenarios). These awards were made outside of GameStop’s Amended and Restated 2011 Incentive Plan, but are subject to substantially the same terms as awards made under that plan.
In May 2019, an additional 1,246,860 shares of restricted stock were granted under the 2011 Incentive Plan, which vest in equal annual installments on May 9th of each of the years 2020 through 2022, subject to continued service to the Company. Also, subsequent to fiscal year ended February 2, 2019, an additional 282,390 shares of restricted stock were granted under the 2011 Incentive Plan, subject to performance targets to be determined later in fiscal 2019. Shares subject to performance measures may generally be earned in greater or lesser percentages if Targets are exceeded or not achieved by specified amounts.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Deloitte & Touche LLP ("Deloitte"), an independent registered public accounting firm, which was engaged as independent registered public accountants for fiscal 2018, to audit the financial statements of the Company for fiscal 2019. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance we are submitting our selection of Deloitte for ratification by the stockholders at the annual meeting. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment. A representative of Deloitte is expected to be present at the annual meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since 2013.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm
The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, which shall report directly to the Audit Committee, and is directly responsible for its compensation and oversight of its work. Each year the Audit Committee reviews our firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines. This includes a review of the firm’s internal quality control procedures, results of its most recent quality control reviews and steps taken to enhance the quality of its audits, and issues raised by recent government reviews, if any. The Audit Committee reviews auditor independence matters, the firm’s audit strategy for GameStop, terms of the audit engagement, and the firm’s capabilities and communications to the Audit Committee. In May 2019, the Audit Committee reappointed Deloitte as our independent registered public accounting firm for fiscal 2019.
In support of its reappointment of Deloitte as GameStop's independent registered public accounting firm, the Audit Committee took the following actions:

Areas of Focus	Actions
Firm qualifications	The Audit Committee reviews Deloitte's global reach, capability and expertise to perform an audit of a company with the breadth and complexity of GameStop's business and its global footprint.
Firm objectivity and independence
The Audit Committee reviews relationships between Deloitte and GameStop that may reasonably be thought to bear on independence and reviews Deloitte's annual affirmation of independence. Recognizing that independence and objectivity can be impacted by an auditor's provision of non-audit services, the Audit Committee reviews the nature and amount of non-audit services provided by Deloitte. In order to assure continuing auditor independence, the Audit Committee also considers whether it is appropriate to adopt a policy of rotating the independent registered public accountants on a regular basis. At this time, after reviewing the independence of Deloitte, the Audit Committee does not believe that it is necessary to rotate the independent registered public accountants to assure continuing auditor independence.

Quality of auditing practices and Deloitte’s commitment to quality
The Audit Committee reviews issues raised by the Public Company Accounting Oversight Board ("PCAOB") in its reports on Deloitte, Deloitte’s internal quality control procedures and results of Deloitte’s most recent quality control review. The Audit Committee also discusses Deloitte's quality initiatives and steps Deloitte is taking to enhance the quality of its audits with the lead engagement partner and with Deloitte's senior advisory partner assigned to GameStop.

Performance as auditor
The Audit Committee reviews and discusses Deloitte's audit strategy and plan, including the overall scope of the audit. The Audit Committee receives periodic updates from the lead engagement partner on the status of the audit and on areas of focus for Deloitte. The Audit Committee annually reviews Deloitte’s performance in the conduct of their work and considers feedback provided by GameStop management regarding Deloitte's performance.

Performance and qualifications of lead engagement partner
The Audit Committee Chair is directly involved in selecting the lead engagement partner to ensure that the lead engagement partner is appropriately qualified to lead the GameStop audit. Throughout the year, the Audit Committee Chair meets one on one with the lead engagement partner to promote a candid and thorough dialogue. The Audit Committee also meets with the lead engagement partner in executive sessions of certain of the Audit Committee's meetings to discuss the audit and any other relevant matters.

Communications with the Audit Committee	The Audit Committee evaluates the lead engagement partner's communications with the Audit Committee for thoroughness, candor, clarity and timeliness.
Terms of the engagement and audit fees	The Audit Committee reviews the audit engagement letter and approves fees for audit and non-audit services.

52 | 2019 Proxy Statement

Based on this review, the Audit Committee and the Board believe that retaining Deloitte to serve as our independent registered public accounting firm for fiscal 2019 is in the best interests of the Company and its stockholders.
THE BOARD CONSIDERS DELOITTE TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

2019 Proxy Statement | 53

AUDIT COMMITTEE MATTERS

Primary Responsibilities and 2018 Actions
The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews the adequacy and integrity of the Company’s financial statements, financial reporting process and internal system of accounting controls; the appointment, termination, compensation, retention and oversight of the independent registered public accountants; the scope of the audit performed by the independent registered public accounting firm of the books and records of the Company; the internal audit function and plan; the Company’s compliance with legal and regulatory requirements; the Company’s Code of Business Conduct and Ethics; and, with management and the independent auditor, any related party transactions and approves such transactions if any.
For fiscal 2018, in fulfillment of its responsibilities, among other things, the Audit Committee:

•	Met with the senior members of the Company’s financial management team at each regularly scheduled meeting.

•
Held separate private sessions, during its regularly scheduled meetings, with senior members of the Company’s financial management team, with the independent auditors, with the Vice President of Internal Audit and Enterprise Risk Management and on its own, at which candid discussions regarding financial management, accounting, auditing and internal control issues took place.

•
Received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting.

•
Discussed with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.

•
Discussed with senior members of the Company’s financial management team and the independent auditors, matters associated with accounting principles, critical accounting policies and significant accounting judgments and estimates.

•	Reviewed and discussed with management the Company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC.

•	Reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function.

•
Reviewed with senior members of the Company’s financial management team, the independent auditors and the Vice President of Internal Audit and Enterprise Risk Management, the overall scope and plans for their respective audits, the results of internal and external audits, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting.

•
Discussed with the Company's counsel legal and regulatory matters that may have a material impact on the Company’s financial statements, and compliance policies and programs, including corporate securities trading policies.

•
Discussed with management, including the Vice President of Internal Audit and Enterprise Risk Management, guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, identify, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Participated, with representatives of management and of the independent auditors, in additional discussions, as requested by the Committee, on areas of the Company’s operations.

54 | 2019 Proxy Statement

Report of the Audit Committee
Roles and Responsibilities
The role of the Audit Committee is to assist the Board in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting.
The Company's independent registered public accounting firm, Deloitte, is responsible for auditing the Company's financial statements and its internal control over financial reporting, in accordance with the standards of the PCAOB, and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company's independent registered public accounting firm.
Required Disclosures and Discussions
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte the Company's audited financial statements. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, as adopted by the PCAOB, relating to communications with audit committees. In addition, the Audit Committee has received from Deloitte the written disclosures and letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, has discussed with Deloitte their independence from the Company and its management, and has considered whether Deloitte's provision of non-audit services to the Company is compatible with maintaining the firm's independence.
The Audit Committee discussed with the Company’s internal auditors and Deloitte the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Company’s Vice President of Internal Audit and Enterprise Risk Management, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Executive Vice President and Chief Financial Officer and members of the management of finance and accounting of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.
Committee Recommends Including the Financial Statements in the Annual Report
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited consolidated financial statements be included in the Company’s 2018 Annual Report to Stockholders and Annual Report on Form 10-K, for fiscal 2018 for filing with the SEC. Mr. Fernandez joined the Audit Committee on April 22, 2019, after the Audit Committee made the foregoing recommendation.
Audit Committee
Carrie W. Teffner, Chair
Gerald R. Szczepanski
Lawrence S. Zilavy
Kathy P. Vrabeck
Raul J. Fernandez

2019 Proxy Statement | 55

Independent Registered Public Accounting Firm
As described in "Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm," the Audit Committee of the Board has selected Deloitte, an independent registered public accounting firm, which was engaged as independent registered public accountants for fiscal 2018, to audit the financial statements of the Company for fiscal 2019.
The independent registered public accounting firm examines the annual financial statements and provides other permissible non-audit and tax-related services for the Company. The Company and the Audit Committee have considered the non-audit services provided by Deloitte and concluded they are compatible with maintaining the independence of Deloitte in audit of the Company and in accordance with the SEC’s rules.
The following table sets forth information regarding fees for professional services rendered by Deloitte in fiscal 2018 and 2017:

	Fiscal Year
	2018	2017
Audit Fees(1)	$5,184,000	$4,258,000
Audit-Related Fees(2)	54,000	20,000
Tax Fees(3)	574,000	572,000
All Other Fees	73,000	—
Total	$5,885,000	$4,850,000
__________________________

(1)
Audit fees rendered by Deloitte in fiscal 2018 and 2017 include professional services for the audit of the Company’s annual financial statements and financial statement schedules, for the audit of the Company’s effectiveness of internal control over financial reporting, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, for professional services provided in connection with statutory and regulatory filings and for other consultations concerning financial accounting and reporting standards.

(2)	Audit-related fees rendered by Deloitte in fiscal 2018 and 2017 pertain to subsidiary agreed-upon procedures.

(3)
Tax-related services rendered by Deloitte in fiscal 2018 and 2017 included professional services for domestic and international tax compliance and tax planning and advice, including international tax consulting.

Pre-approval Policies and Procedures
The Audit Committee Charter adopted by the Board of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent registered public accounting firm of all audit and permissible non-audit services. Accordingly, as part of its policies and procedures, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis. The Audit Committee approved all of the services provided by Deloitte referred to above.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish us with copies of all such forms they file.
Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no additional forms were required, we believe that all filing requirements applicable to our executive officers, directors and greater than ten-percent stockholders were complied with for the fiscal year ended February 2, 2019.

Certain Relationships and Related Transactions
The Board has adopted an Audit Committee Charter which requires the Audit Committee to review with management and the independent registered public accountants and approve all transactions and courses of dealing with parties related to the Company. This obligation of the Audit Committee is described earlier in this Proxy Statement in the “Election of Directors” section, which states that the Audit Committee is responsible for reviewing and approving related party transactions. Also, as described earlier in this Proxy Statement in the “Election of Directors” section, the Company has adopted a Code of Ethics for Senior Financial and Executive Officers and a Code of Standards, Ethics and Conduct applicable to the Company’s management-level employees. The codes require that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests interfere in any way, or even appear to interfere, with the interests of the Company as a whole. In addition, at least annually each director and executive officer completes a detailed questionnaire that inquires about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

56 | 2019 Proxy Statement

It is our policy that any potential conflict of interest transaction with an executive officer or director or any transaction that triggers disclosure under Item 404(a) of Regulation S-K as a result of these inquiries is required to be reviewed and approved or ratified by the Audit Committee. During fiscal 2018, there were no transactions requiring disclosure with, or with an immediate family member of, directors, Named Executive Officers or persons who were the beneficial owners of more than 5% of the Company’s outstanding shares during the fiscal year.

Other Matters
We do not intend to present any other business for action at the annual meeting and do not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the annual meeting, it is the intention of the persons designated in the proxy to vote thereon in accordance with their best judgment.
Financial and Other Information
We are furnishing our Annual Report for the fiscal year ended February 2, 2019, including consolidated financial statements, together with this Proxy Statement.
Cautionary Statement Regarding Forward Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements related to risks associated with our compensation programs, our future performance, our plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC on April 2, 2019.
Proposals Pursuant to Rule 14a-8
Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act intended to be presented for inclusion in our proxy materials for the annual meeting of stockholders to be held in 2020 must meet the requirements under Rule 14a-8 and be received by the Secretary, at GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than January 11, 2020. However, if the date of the 2020 Annual Meeting is more than 30 days before or after June 25, 2020, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print and mail such proxy materials.
Proxy Access Director Nominees
Under the proxy access provisions of our Bylaws, stockholders are entitled to nominate and include in our proxy materials Director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at 625 Westport Parkway, Grapevine, Texas 76051, not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement in connection with the most recent annual meeting of stockholder. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2020 Annual Meeting must be received no earlier than the close of business on December 12, 2019, and no later than the close of business on January 11, 2020. However, in the event that the date of the 2020 Annual Meeting is more than 30 days before June 25, 2020 or more than 60 days after June 25, 2020, then the notice, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2020 Annual Meeting and not later than the close of business on the later of (x) the 90th day prior to the date of the 2020 Annual Meeting or (y) the 10th day following the day of the first public announcement of the date of the 2020 Annual Meeting.
The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website at http://investor.gamestop.com.

2019 Proxy Statement | 57

Other Proposals and Nominees
Any stockholder who wishes to propose any business to be considered by the stockholders at the 2020 Annual Meeting or who wants to nominate a person for election to the Board of Directors at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Rule 14a-8 or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of our immediately preceding annual meeting, which, with respect to the 2020 Annual Meeting, would be no earlier than the close of business on February 26, 2020 and no later than the close of business on March 27, 2020. However, in the event that the date of the 2020 Annual Meeting is more than 25 days before or after June 25, 2020, then the notice, to be timely, must be delivered not later than the close of business on the tenth day following the date on which the notice of the date of the meeting is mailed or publicly announced.
STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.
By Order of the Board of Directors

DANIEL A. DEMATTEO
Executive Chairman
May 14, 2019

58 | 2019 Proxy Statement

Appendix A

GAMESTOP CORP.
2019 INCENTIVE PLAN
GAMESTOP CORP., a Delaware corporation (the “Company”), has adopted this GameStop Corp. 2019 Incentive Plan (the “Plan”) effective as of June 25, 2019 (the “Effective Date”).
RECITALS
WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company and its Affiliates, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers, employees, consultants, advisors and/or directors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success and/or by providing the opportunity to earn performance incentive awards, the achievement of which would increase stockholder value.
WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company and its Affiliates.
NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:
ARTICLE 1
PURPOSE OF THE PLAN
Section 1.1.    Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company and its Affiliates who will contribute to the Company’s success and to achieve short-term and long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentive inherent in Awards granted hereunder.
ARTICLE 2
DEFINITIONS
Section 2.1.    “2011 Plan” means the Amended and Restated GameStop Corp. 2011 Incentive Plan.
Section 2.2.    “Affiliate” means any entity in an unbroken chain of entities beginning with the Company if, at the time of the grant of an Award, each of the entities other than the last entity in the unbroken chain owns stock (or beneficial ownership for non-corporate entities) possessing 50 percent or more of the total combined voting power of all classes of stock (or beneficial ownership for non-corporate entities) in one of the other entities in such chain.
Section 2.3.    “Award” means a grant of cash, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Share-Based Awards, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

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Section 2.4.    “Award Agreement” shall mean any written agreement between a Participant and the Company governing the grant of an Award under this Plan.
Section 2.5.    “Board” shall mean the Board of Directors of the Company.
Section 2.6.    “Change in Control” shall mean a “Change in the Ownership of the Company,” a “Change in Effective Control of the Company,” or a “Change in the Ownership of a Substantial Portion of the Assets of the Company,” all as defined below:
(1)    A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group (within the meaning of Code Section 409A), is considered to own more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company.”
(2)    A “Change in the Effective Control of the Company” occurs only on the date that either:
(A)    Any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty (30) percent or more of the total voting power of the Company; or
(B)    A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
(3)    A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Section 2.7.    “Code” shall mean the Internal Revenue Code of 1986, as amended.
Section 2.8.    “Committee” shall mean the Compensation Committee of the Board or any successor committee the Board may designate to administer the Plan, provided such Committee consists of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange. Notwithstanding the foregoing, the Committee, in accordance with applicable state law, may appoint to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, in that case and with respect to the issuance of

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such Awards, any reference herein to “the Committee” will also mean the officer or officers so appointed.
Section 2.9.    “Company” has the meaning set forth in the introductory paragraph of the Plan.
Section 2.10.    “Director” shall mean any member of the Board.
Section 2.11.    “Disability” shall mean with respect to any Participant (i) “Disability” (or any substantially similar concept) as described in the Participant’s employment, consulting, severance or similar agreement with the Company or an Affiliate, or (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or an Affiliate that addresses Disability (or any substantially similar concept) a medically determinable physical or mental impairment entitling the Participant to income replacement benefits under any long-term disability plan maintained or sponsored by the Company (or the Affiliate for which the Participant performs services).
Section 2.12.    “Effective Date” has the meaning set forth in the introductory paragraph of the Plan.
Section 2.13.    “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any officer of the Company or any Affiliate, as well as any consultant or advisor who provides services to the Company or any Affiliate.
Section 2.14.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 2.15.    “Fair Market Value” of Shares as of a specified date shall mean, if the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the closing price of the Shares for the date as of which Fair Market Value is being determined as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-l(m)) on which the Shares are traded, or, if such date is not a trading day, the closing price for the most recently preceding trading day. If the Shares are not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall be determined in accordance with Code Section 409A, to the extent necessary for an Award to comply with or be exempt from Code Section 409A.
Section 2.16.     “Incentive Stock Options” shall mean Options that qualify as such under Code Section 422.
Section 2.17.    “Involuntary Termination” shall mean with respect to any Participant (i) a termination of that Participant’s employment or service with Company or its Affiliates without “Cause” or for “Good Reason” (or any substantially similar concept) as described in the Participant’s employment, consulting, severance or similar agreement with the Company or an Affiliate, or (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or an Affiliate that addresses termination without Cause or

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for Good Reason (or any substantially similar concept), a termination of a Participant’s employment or service that is determined, in the Committee’s sole discretion, to be an involuntary termination.
Section 2.18.    “Non-Qualified Stock Options” shall mean Options that do not qualify as Incentive Stock Options.
Section 2.19.    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
Section 2.20.    “Optionee” shall mean any individual granted an Option under this Plan.
Section 2.21.    “Other Share-Based Awards” shall mean any right granted to a Participant pursuant to Section 9.2.
Section 2.22.    “Participant” shall mean an Employee or a Director who is selected by the Committee to receive an Award under the Plan.
Section 2.23.    “Permitted Assignee” shall mean any family member to whom an Option or Stock Appreciation Right is transferred pursuant to Section 11.2.
Section 2.24.    “Performance Award” shall mean the right granted to a Participant pursuant to Section 9.1.
Section 2.25.    “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
Section 2.26.    “Plan” has the meaning set forth in the introductory paragraph of the Plan.
Section 2.27.    “Restricted Stock” shall mean Shares granted to a Participant pursuant to Article 7.
Section 2.28.     “Restricted Stock Unit” shall mean the right, granted to a Participant pursuant to Article 8, to receive one Share following the satisfaction of specified conditions.
Section 2.29.    “Retirement” shall mean a Participant’s voluntary termination of employment or service following or coincident with such Participant attaining eligibility for retirement in compliance with the policies of the Company, as in effect from time to time.
Section 2.30.     “Shares” shall mean the shares of common stock of the Company, par value $.001 per share.
Section 2.31.    “Stock Appreciation Right” shall mean the right, granted to a Participant pursuant to Article 6, to receive cash or whole Shares in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of such Stock Appreciation Right.

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ARTICLE 3
SHARES SUBJECT TO AWARDS; LIMITATIONS
Section 3.1.    Number of Shares. Subject to the adjustment provisions of Section 11.6, the aggregate number of Shares that may be issued under Awards under the Plan shall be 6,500,000 Shares. Upon the Effective Date of this Plan, no new awards will be granted under the 2011 Plan (but awards then outstanding will remain enforceable in accordance with their terms). No Awards with respect to fractional Shares shall be granted and no fractional shares shall be issued under the Plan.
Section 3.2.    Share Recycling. If and to the extent that an Option or Stock Appreciation Right expires, terminates, is settled in cash, canceled or forfeited for any reason, the Shares associated with that Option or Stock Appreciation Right will again become available for grant under the Plan. Similarly, if and to the extent another type of Award is canceled, forfeited or settled in cash for any reason, the Shares subject to that Award will again become available for grant under the Plan. Solely for purposes of this paragraph, awards issued under the 2011 Plan and outstanding on the Effective Date will be treated as Awards issued under this Plan and will be subject to recycling hereunder.
Section 3.3.    No Liberal Share Recycling. Notwithstanding Section 3.2, Shares withheld to satisfy tax withholding obligations arising with respect to an Award will not again become available for the grant under the Plan. Similarly, if a Participant exercises an Option by means of a net share settlement or exercises a Stock Appreciation Right for Shares, the total number of Shares subject to the exercised portion of the Award (rather than the net number actually delivered upon such exercise) will not again be available for grant hereunder.
Section 3.4.    Character of Shares. Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.
ARTICLE 4
ELIGIBILITY AND ADMINISTRATION
Section 4.1.    Awards to Employees and Directors. The Committee shall, in its complete and absolute discretion, select those officers, employees, consultants, advisors and directors of the Company or any Affiliate who shall receive Awards and become Participants under this Plan. The Committee’s designation of an individual as a Participant in any year shall not require the Committee to designate such person as a Participant in any other year. The grant to a Participant of Awards under one portion of the Plan shall not require the Committee to grant such Participant an Award under other portions of the Plan.
Section 4.2.    Administration. The Plan shall be administered by the Committee. Any Award granted to a member of the Committee shall be contingent upon Board ratification or approval of such Awards. The Committee shall determine the amount, type, and terms of each Award, subject to the provisions of the Plan. The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the Plan, and establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a “change

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in control” of the Company and to amend or modify existing Awards. The Committee is also authorized to: (i) determine whether and to what extent and under what circumstances any Award shall be canceled or suspended, (ii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any Award thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Directors, Employees, and Plan participants and beneficiaries.
Section 4.3.    Delegation. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of, but only to the extent authorized by, the Committee. The Committee may also delegate to one or more officers of the Company (who need not be Directors) the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, provided that the Committee shall have fixed the total number of Shares and fixed the total amount of cash that may be distributed pursuant to such delegation. Any such delegation shall be subject to the applicable corporate laws of the State of Delaware. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.
Section 4.4.    Designation of Advisors. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.
Section 4.5.    Liability. The Committee, its members and any person designated pursuant to Section 4.4 shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board or designated person shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board and any designated person shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s, or designated person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law. Notwithstanding anything else herein, this

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indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him- or herself under this Plan.
ARTICLE 5
OPTIONS
Section 5.1.    Grant of Options. The Committee shall determine, within the limitations of the Plan generally, those Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option, and shall designate such Options at the time of the grant as either Incentive Stock Options or Non-Qualified Stock Options; provided, however, that Options granted to employees of an Affiliate (that is not also a parent or a subsidiary) or to non-employees of the Company may only be Non-Qualified Stock Options. Awards of Options shall be granted hereunder only to the extent the underlying stock constitutes “service recipient stock” of an “eligible issuer” as defined under Section 409A of the Code.
Section 5.2.    Terms and Conditions. All Options granted under this Plan shall be subject to the following terms and conditions:
(1)    All Options shall be evidenced in writing by Award Agreements in such form and containing such terms and conditions as the Committee shall determine, provided that such terms are not inconsistent with the provisions of the Plan;
(2)    The per Share exercise price of any Option granted pursuant to this Plan shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Option, unless such Option is intended to be compliant with the requirements of Section 409A of the Code;
(3)    The Committee shall determine any vesting schedules (subject to Section 11.10) and terms, conditions, and limitations governing the exercise of Options granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Option; and
(4)    All Options granted hereunder shall expire and no longer be exercisable by their terms no later than ten years following the date such Options are granted.
Section 5.3.    General Provisions. The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to this Plan at the same time and may hold both Incentive Stock Options and Non-Qualified Stock Options at the same time. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option. Options granted pursuant to this Article 5 shall be made in accordance with the terms and provisions of Article 11 and any other applicable terms and provisions of the Plan.
Section 5.4.    Modification and Cancellation. Subject to Section 11.9, the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, if extended, exceed ten (10) years from the date of grant of the Option. No Option may

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be cancelled in exchange for cash at the time the exercise price per Share is greater than the Fair Market Value per Share of the underlying Shares, unless otherwise approved by the Company’s stockholders.
Section 5.5.    Incentive Stock Options. No Option that is intended to qualify as an Incentive Stock Option may be granted to any individual that is not an employee of the Company or a parent or a subsidiary of the Company. For purposes of the Plan, the terms “subsidiary” and “parent” shall mean “subsidiary corporation” and “parent corporation,” respectively, as such terms are defined in Sections 424(f) and 424(e) of the Code. Notwithstanding any other provision in this Plan to the contrary, all Incentive Stock Options granted under this Plan shall, in addition to being subject to the conditions under Section 5.2, be subject to the following terms and conditions:
(1)    The terms and conditions of any Incentive Stock Option granted hereunder shall be subject to and shall be designed to comply with the provisions of Code Section 422;
(2)    The per Share exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option, determined on the date of the grant, but only if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company;
(3)    To the extent that the aggregate Fair Market Value (determined on the date of grant) of any Incentive Stock Options that are exercisable for the first time during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Stock Options;
(4)    Solely for the purposes of determining whether the Shares are available for the grant of Incentive Stock Options under the Plan, Incentive Stock Options may be granted under the Plan with respect to all the Shares authorized for issuance under the first sentence of Section 3.1; and
(5)    The term of any Incentive Stock Option shall expire no later than five years following the date of grant if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company.
ARTICLE 6
STOCK APPRECIATION RIGHTS
Section 6.1.    Grant and Exercise. The Committee may grant Stock Appreciation Rights to any Participant pursuant to this Article 6.
Section 6.2.    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the following:

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(1)    Subject to the provisions of Section 11.10 herein, the Committee shall determine any vesting schedules and terms, conditions, and limitations governing the exercise of any Stock Appreciation Right granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Stock Appreciation Right, provided that the per Share price used for determining appreciation of any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Stock Appreciation Right, unless such Stock Appreciation Right is intended to be compliant with the requirements of Section 409A of the Code;
(2)    All Stock Appreciation Rights granted hereunder shall expire and no longer be exercisable no later than ten years following the date such Stock Appreciation Rights are granted;
(3)    The holder of a Stock Appreciation Right shall specify in his written notice of exercise the number of Shares with respect to which such Stock Appreciation Right is being exercised; and
(4)    Unless otherwise provided in the applicable Award Agreement, the Committee will determine whether payment in respect of any Stock Appreciation Right shall be made in cash or in whole Shares.
ARTICLE 7
RESTRICTED STOCK AWARDS
Section 7.1.    Restricted Stock Awards. The Committee may grant to any Participant a Restricted Stock Award pursuant to this Article 7. A Restricted Stock Award is an Award that provides for the grant of Restricted Stock. Restricted Stock is any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any forfeiture restrictions, restrictions on the right to vote such Share, and restrictions on the right to receive any dividends thereunder), which restrictions may lapse separately or in combination at such times, in installments or otherwise, as the Committee may deem appropriate.
Section 7.2.    Terms of Restricted Stock Awards. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan, including Section 11.10. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards.
Section 7.3.    Issuance of Restricted Stock. As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, with such Shares heretofore described as Restricted Stock; provided, however, such Restricted Stock shall be subject to forfeiture to the Company retroactive to the date of grant if an Award Agreement delivered to the Participant by the Company with respect to such Restricted Stock is not duly executed by the Participant and timely returned to the Company. All Restricted Stock covered by Restricted Stock Awards under this Article 7 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between

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the Company and the Participant. Until the lapse or release of all restrictions applicable to a Restricted Stock Award, the share certificates, if any, representing such Restricted Stock shall be held in custody by the Company or its designee.
Section 7.4.    Shareholder Rights. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the related Award Agreement, unless such Award Agreement provides otherwise, the Participant shall become a shareholder of the Company with respect to all Restricted Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Restricted Stock and the right to receive distributions made with respect to such Restricted Stock; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock granted pursuant to this Plan as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be represented by book entry and held as prescribed in Section 7.3.
Section 7.5.    Restriction on Transferability. None of the Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.
Section 7.6.    Release of Restrictions. As promptly as administratively feasible after the restrictions applicable to all or a portion of Restricted Stock Award lapse, the Company shall (a) deliver, or (b) make an appropriate entry on the books of the Company transferring, the appropriate number of Shares to the Participant (or the Participant’s beneficiary), free of all such restrictions except for any restrictions that may be imposed by law.
Section 7.7.    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee. All Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company as an employee (or Director, consultant or advisor, as the case may be) until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Award Agreement. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award and the Committee has the discretion to modify the terms and conditions of any Restricted Stock Award.
ARTICLE 8
RESTRICTED STOCK UNITS
Section 8.1.    Restricted Stock Units. The Committee may grant Restricted Stock Units to any Participant pursuant to this Article 8. Restricted Stock Units shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 11.10) as shall be determined from time to time by the Committee, including the vesting and payment terms of such Award and whether dividend equivalents will be payable in connection with such Award. A Participant will not have the rights of a stockholder with respect to the Share subject to a Restricted Stock Unit prior to the actual issuance of such Share.

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ARTICLE 9
OTHER AWARDS
Section 9.1.    Performance Awards. The Committee may grant Performance Awards to any Participant. Performance Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 11.10) as shall be determined from time to time by the Committee, including the performance criteria relevant to the Award, the length of the applicable Performance Period, whether the Performance Award will be settled in cash, Shares, other property (or any combination thereof) and the time(s) for payment of any amount(s) earned.
Section 9.2.    Other Share-Based Awards. The Committee is authorized to grant to any Participant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any Affiliate, stock equivalent units, and Awards valued by reference to book value of Shares. Other Share-Based Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 11.10) as shall be determined from time to time by the Committee.
ARTICLE 10
CHANGE IN CONTROL PROVISIONS
Section 10.1.    Impact of Change in Control. Notwithstanding anything to the contrary set forth in the Plan (other than Section 10.3, below), upon or immediately prior to a Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or Stock Appreciation Rights to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or Stock Appreciation Rights in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value of the subject Shares on the date of the Change in Control; or (vii) otherwise vest, cancel, adjust, modify or exchange an Award in such manner as the Committee deems appropriate in connection with that Change in Control.

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Section 10.2.    Additional Provisions for Performance-Based Awards. In addition to the actions described above in Section 10.1, upon or immediately prior to a Change in Control, the Committee may choose to take any of the following actions with respect to any Award subject to performance criteria: (i) accelerate the end of the applicable Performance Period and settle the Award based on actual performance through that date (with or without adjustment of the relevant performance goals to reflect the abbreviated Performance Period), (ii) accelerate the end of the applicable Performance Period and settle the Award at the target level of performance (with or without pro-ration of the payout based on the portion of the Performance Period that has transpired prior to that date), or (iii) adjust the performance goals to equitably reflect the effects of the Change in Control on the Company or its successor.
Section 10.3.    Limitation on Discretion. The Committee’s discretion under this Article will not apply to an Award to the extent that the exercise of such discretion would subject the Award to an additional tax under Section 409A(a)(1) of the Code.
ARTICLE 11
GENERALLY APPLICABLE PROVISIONS
Section 11.1.    Exercise of Options/Stock Appreciation Rights. Vested Options and Stock Appreciation Rights granted under the Plan shall be exercised by the Optionee thereof or holder of such Stock Appreciation Right (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased or covered thereby, accompanied by payment of the full purchase price for the Shares being purchased under the Option. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the Consent of the Committee and only for Non-Qualified Stock Options, through net exercise, upon which such Participant electing such net exercise shall receive a number of Shares equal to the aggregate number of Shares being purchased upon exercise of such Option less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the Option is being exercised, (iii) through any other method mentioned in an Award Agreement, or (iv) with the consent of the Committee, any combination of (i), (ii), or (iii). The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option or Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option or Stock Appreciation Right as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person holding or exercising an Option or Stock Appreciation Right shall have any of the rights of a holder of Shares subject to such Option or Stock Appreciation Right, including any right to vote or receive dividends or distributions, until such Option or Stock Appreciation Right has been exercised. Except as provided in Section 11.6, no adjustment shall be made for cash dividends or other rights for which the record date is prior to such date of exercise.

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Section 11.2.    Non-Transferability. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than (x) an Option that is intended to be an Incentive Stock Option, and (y) a Restricted Stock Award) with the written consent of the Committee to the Participant’s spouse, children, and/or trusts, partnerships, or limited liability companies established for the benefit of the Participant’s spouse and/or children (each approved transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. An Award that is transferred to a Permitted Assignee (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Award agreement.
Section 11.3.    Termination of Employment. Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right who is an employee or the termination or separation from service with the Company or any Affiliate of an advisor, consultant or a Director (who is an Optionee or holder of a Stock Appreciation Right) for any reason (other than death or total disability, as provided below), any Option(s) or Stock Appreciation Right(s) granted to such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three (3) months after the date of such termination or separation, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.
Section 11.4.    Death. In the event an Optionee or holder of a Stock Appreciation Right dies while employed by the Company or any Affiliate or while serving as a Director, advisor or consultant of the Company or any Affiliate, as the case may be, any Option(s) or Stock Appreciation Right(s) held by such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or Stock Appreciation Right or by any person who acquired such Option or Stock Appreciation Right by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee or holder of a Stock Appreciation Right, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.
Section 11.5.    Disability. In the event of the termination of employment with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right or separation from service with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right who is a Director, advisor or consultant of the Company or any Affiliate due to total disability,

2019 Proxy Statement | A-13

the Optionee or holder of a Stock Appreciation Right, or his guardian or legal representative, or a Permitted Assignee shall have the right to exercise any Option or Stock Appreciation Right that has not expired or been previously exercised and that the Optionee or holder of the Stock Appreciation Right was eligible to exercise as of the date of termination or separation, at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms; provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right. The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.
Section 11.6.    Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, and (iv) any performance criteria expressed in whole or in part on a per Share basis; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code (unless otherwise agreed by the Committee and the holder of such Incentive Stock Option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award). Any adjustments made by the Committee shall be binding on all Participants. If the Committee determines that an adjustment in accordance with the provisions of this Section 11.6 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.
Section 11.7.    Amendment and Modification of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 422 of the Code, or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that, in any case, the Compensation Committee may not amend the Plan without the approval of the Company’s stockholders to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.6).
Section 11.8.    Validity of Awards. The validity of any Award or grant of Options made pursuant to this Plan shall remain in full force and effect and shall not be affected by the compliance or noncompliance with Rule 16b-3 of the Exchange Act.

A-14 | 2019 Proxy Statement

Section 11.9.    No Repricing. Except as provided in Section 11.6, without approval of the Company’s stockholders, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the reference price for Stock Appreciation Rights, nor may outstanding Options or Stock Appreciation Rights with an exercise price or reference price greater than the then current Fair Market Value be cancelled in exchange for cash or other Awards.
Section 11.10.    Minimum Vesting Periods. Unless otherwise approved by the stockholders of the Company, any Award payable or denominated in Shares and which is (i) performance-based shall have a minimum vesting period of one year, or (ii) tenured (time-based) shall have a minimum vesting period of three years (with ratable vesting permitted, provided the first third of the Award is not scheduled to vest prior to the first anniversary of the grant date). Notwithstanding the foregoing, such minimum vesting period shall not apply to: (A) accelerated vesting upon the death, Disability, Retirement (or Retirement eligibility) or Involuntary Termination of a Participant, (B) accelerated vesting upon a Change in Control, liquidation of the Company or the filing by the Company of a certificate of dissolution, (C) 5% of the total number of Shares that may be issued hereunder (taking into account any Shares recycled under the last sentence of Section 3.2), and (D) regularly scheduled annual Awards to non-employee Directors with a vesting period at least equal to the regular term of service for which Directors are elected in that year.
Section 11.11.    No Dividends Paid Currently on Unvested Awards. Dividends and dividend equivalents payable with respect to an Award, whether payable in cash, Shares or other property, will be subject to the same vesting terms as that Award.
ARTICLE 12
MISCELLANEOUS
Section 12.1.    Tax Withholding. The Company or any Affiliate shall have the right to make all payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes as it determines in its discretion are required to be paid as a result of the grant, vesting, exercise or settlement of any Award or any other event occurring pursuant to this Plan. The Company or any Affiliate shall have the right to withhold from wages or other payments otherwise payable to such Participant (or a Permitted Assignee thereof) such withholding taxes as it determines in its discretion may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. Unless the Committee determines otherwise, Shares subject to an Award may be withheld to satisfy tax withholding obligations arising with respect thereto based on the Fair Market Value of such Shares at the time of withholding, to the extent that such withholding would not result in liability classification of such Award (or any portion thereof) under applicable accounting rules.
Section 12.2.    Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director, consultant, advisor or other individual the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, Director, consultant,

2019 Proxy Statement | A-15

advisor or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.
Section 12.3.    Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any Affiliate and any Participant or other person. To the extent any Participant holds any rights by virtue of any Award made under the Plan, such rights shall constitute general unsecured liabilities of the Company or any Affiliate and shall not confer upon any participant any right, title, or interest in any assets of the Company or any Affiliate.
Section 12.4.    Legend. Any certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates, if any, to make appropriate reference to such restrictions.
Section 12.5.    Listing and Other Conditions.
(1)    As long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to deliver such Shares unless and until such Shares are so listed.
(2)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Award, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(3)    Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.
(4)    A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

A-16 | 2019 Proxy Statement

Section 12.6.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit a Participant to exercise any exercisable Award until ten (10) days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the liquidation or upon the filing of a certificate of dissolution at the time and in the manner contemplated. To the extent an exercisable Award has not been previously exercised, such Award shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to an Award has not been waived by the Committee, such Award shall be forfeited automatically immediately prior to the consummation of the proposed action.
Section 12.7.    Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.
Section 12.8.    Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.
Section 12.9.    Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan at a meeting of the Company’s stockholders by the holders of a majority of the Shares voting thereon, provided such approval is obtained within twelve (12) months after the date of adoption of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time after the Effective Date and on or prior to June 25, 2029, the tenth anniversary of the Effective Date, on which date the Plan will expire, except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have otherwise expired.
Section 12.10.    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed for the Company and any Affiliate. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate, except as may be determined by the Committee or by the directors of the applicable Affiliate.
Section 12.11.    Captions; Construction. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. References in this Plan to Articles, Sections or Exhibits shall mean Articles, Sections or Exhibits of this Plan, unless otherwise indicated. The term “including” as used in this Plan and any Exhibit shall be deemed followed by the words “without limitation.”

2019 Proxy Statement | A-17

Section 12.12.    Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.
Section 12.13.    Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws.
Section 12.14.    Code Section 409A. All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A (including in a manner that would keep any Awards exempt from Code Section 409A, if intended to be so exempt) and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other law.
Section 12.15.    Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have rights with respect to such Award, unless and until such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of such Award.
Section 12.16.    Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside of the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the discretion of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization or as appropriate with respect to any employee on assignment outside his or her home country.
Section 12.17.    Clawback. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, such Participant will forfeit any gain realized on the vesting or exercise of such Award and/or must repay the gain to the Company. Additionally, by acceptance of any Award hereunder, a Participant acknowledges that such Award will be subject to any clawback policy (or policies) adopted by the Company (or its Affiliates) from time to time.

A-18 | 2019 Proxy Statement

Annex I
RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
The following table reconciles the Company's operating earnings and net income, prepared in accordance with GAAP, to adjusted operating earnings and adjusted net income (in millions):

	Fiscal Year
	2018	2017
Adjusted Operating Earnings from Continuing Operations
Operating (loss) earnings from continuing operations	$(702.0)	$439.2
Property, equipment & other asset impairments	2.1	7.1
Goodwill impairments	970.7	—
Intangible impairments	43.1	11.0
Store closure costs	—	(0.1)
Business divestitures and other	17.4	1.3
Adjusted operating earnings - continuing operations	$331.3	$458.5

Adjusted Operating Earnings from Discontinued Operations
Operating earnings (loss) from discontinued operations	$177.1	$(303.6)
Acquisition costs	—	(10.7)
Property, equipment & other asset impairments	—	15.4
Goodwill impairments	—	32.8
Intangible impairments	—	328.8
Store closure costs	1.4	14.1
Business divestitures and other	(100.8)	—
Adjusted operating earnings - discontinued operations	$77.7	$76.8

Adjusted Operating Earnings - Total Company
Operating (loss) earnings	$(524.9)	$135.6
Acquisition costs	—	(10.7)
Property, equipment & other asset impairments	2.1	22.5
Goodwill impairments	970.7	32.8
Intangible impairments	43.1	339.8
Store closure costs	1.4	14.0
Business divestitures and other	(83.4)	1.3
Adjusted operating earnings - total company	$409.0	$535.3

2019 Proxy Statement | B-1

	Fiscal Year
	2018	2017
Adjusted Net Income from Continuing Operations
Net (loss) income from continuing operations	$(794.8)	$230.4
Property, equipment & other asset impairments	2.1	7.1
Goodwill impairment	970.7	—
Intangible impairments	43.1	11.0
Store closure costs	—	(0.1)
Business divestitures and other	17.4	1.3
Non-operating tax charge	30.3	—
Tax effect of non-GAAP adjustments	(50.4)	36.4
Tax reform	—	(3.0)
Adjusted net income from continuing operations	$218.4	$283.1

Adjusted Net Income from Discontinued Operations
Net income (loss) from continuing operations	$121.8	$(195.7)
Acquisition costs	—	(10.7)
Property, equipment & other asset impairments	—	15.4
Goodwill impairment	—	32.8
Intangible impairments	—	328.8
Store closure costs	1.4	14.1
Business divestitures and other	(100.8)	—
Tax effect of non-GAAP adjustments	35.1	(129.2)
Tax reform	—	—
Adjusted net income from discontinued operations	$57.5	$55.5

Adjusted Net Income -Total Company
Net (loss) income from continuing operations	$(673.0)	$34.7
Acquisition costs	—	(10.7)
Property, equipment & other asset impairments	2.1	22.5
Goodwill impairment	970.7	32.8
Intangible impairments	43.1	339.8
Store closure costs	1.4	14.0
Business divestitures and other	(83.4)	1.3
Non-operating tax charge	30.3	—
Tax effect of non-GAAP adjustments	(15.3)	(92.8)
Tax reform	—	(3.0)
Adjusted net income - total company	$275.9	$338.6

B-2 | 2019 Proxy Statement

Annual Meeting of GameStop Corp

Date: Tuesday, June 25, 2019
Time: 1 p.m. Central Daylight Time
Place: Hilton Hotel, 1400 Plaza Place. Southlake,Texas 76092

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors recommends a vote **FOR** proposals 1, 2, 3, and 4.

1: Election of Directors	For	Against	Abstain	Directors Recommend
01 Jerome L. Davis	☐	☐	☐	For
02 Daniel A. DeMatteo	☐	☐	☐	For
03 Lizabeth Dunn	☐	☐	☐	For
04 Raul J. Fernandez	☐	☐	☐	For
05 Thomas N. Kelly Jr.	☐	☐	☐	For
06 Steven R. Koonin	☐	☐	☐	For
07 George E. Sherman	☐	☐	☐	For
08 Gerald R. Szczepanski	☐	☐	☐	For
09 Carrie W. Teffner	☐	☐	☐	For
10 Kathy P. Vrabeck	☐	☐	☐	For
11 Lawrence S. Zilavy	☐	☐	☐	For

	For	Against	Abstain	
2: Advisory vote on executive compensation	☐	☐	☐	For
3: Approve the GameStop Corp. 2019 Incentive Plan	☐	☐	☐	For
4: Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal 2019	☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of GameStop Corp to be held on Tuesday, June 25, 2019 for Holders as of May 3, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/GME
- Cast your vote online.
- View meeting documents.

OR

TELEPHONE

Call
855-847-1311
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Daniel A. DeMatteo and Robert A. Lloyd, and each of them, acting individually, proxies and attorneys-in-fact, on behalf and in the name of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of common stock of GameStop Corp which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorney to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, AND 4 AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PROXY TABULATOR FOR

GameStop Corp
P.O. BOX 8016
CARY, NC 27512-9903

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

Proxy — GameStop Corp

Annual Meeting of Stockholders
Tuesday, June 25, 2019, 1 p.m. (Central Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Daniel A. DeMatteo and Robert A. Lloyd, and revocation and each of them, acting individually, proxies and attorneys-in-fact, with authorizes each of them full power of substitution, on behalf and in the name of the undersigned, and to vote all shares of common stock of GameStop Corp, that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Tuesday, June 25, 2019, 1 p.m. Central Daylight Time and all postponements or adjournments thereof.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR all of the nominees for directors specified in Proposal 1 and FOR Proposals 2, 3 and 4 and in the proxy's discretion on any other matters as may properly come before the meeting.

To attend the meeting and vote your shares in person, please mark this box. ☐